                                                                   EXHIBIT 10(a)



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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                   ZANTE, INC.

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                          DATED AS OF DECEMBER 3, 1999



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


                                TABLE OF CONTENTS

1.      DEFINITIONS AND CONSTRUCTION........................................................ 1
        1.1    Definitions.................................................................. 1
        1.2    Accounting Terms.............................................................14
        1.3    Code.........................................................................14
        1.4    Construction.................................................................14
        1.5    Schedules and Exhibits.......................................................15
2.      LOAN AND TERMS OF PAYMENT...........................................................15
        2.1    [Intentionally Omitted]......................................................15
        2.2    [Intentionally Omitted]......................................................15
        2.3    Term Loan....................................................................15
        2.4    [Intentionally Omitted]......................................................15
        2.5    [Intentionally Omitted]......................................................15
        2.6    Interest and Fees: Rates, Payments, and Calculations.........................15
        2.7    [Intentionally Omitted]......................................................16
        2.8    Crediting Payments; Application of Collections...............................16
        2.9    [Intentionally Omitted]......................................................17
        2.10   Maintenance of Loan Account; Statements of Obligations.......................17
        2.11   Fees.........................................................................17
3.      CONDITIONS; TERM OF AGREEMENT.......................................................18
        3.1    Conditions Precedent to the Term Loan........................................18
        3.2    [Intentionally Omitted]......................................................21
        3.3    Condition Subsequent.........................................................21
        3.4    Term.........................................................................21
        3.5    Effect of Termination........................................................22
        3.6    Early Termination by Borrower................................................22
        3.7    Termination Upon Event of Default............................................22
4.      CREATION OF SECURITY INTEREST.......................................................22
        4.1    Grant of Security Interest...................................................22
        4.2    Negotiable Collateral........................................................22
        4.3    Collection of Accounts, General Intangibles, and Negotiable Collateral.......23
        4.4    Delivery of Additional Documentation Required................................23
        4.5    Power of Attorney............................................................23
        4.6    Right to Inspect.............................................................24
5.      REPRESENTATIONS AND WARRANTIES......................................................24
        5.1    No Encumbrances..............................................................24
        5.2    [Intentionally Omitted]......................................................24
        5.3    [Intentionally Omitted]......................................................24
        5.4    Equipment....................................................................24
        5.5    Location of Inventory and Equipment..........................................24
        5.6    Inventory Records............................................................24
        5.7    Location of Chief Executive Office; FEIN.....................................25
        5.8    Due Organization and Qualification; Subsidiaries.............................25

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
        5.9    Due Authorization; No Conflict...............................................26
        5.10   Litigation...................................................................27
        5.11   No Material Adverse Change...................................................28
        5.12   Solvency.....................................................................28
        5.13   Benefit Plans................................................................28
        5.14   Environmental Condition......................................................28
        5.15   Brokerage Fees...............................................................28
        5.16   Year 2000 Compliance.........................................................29
        5.17   Licenses and Permits.........................................................29
        5.18   Governmental Authority.......................................................29
        5.19   Special Purpose Holding Company..............................................30
6.      AFFIRMATIVE COVENANTS...............................................................30
        6.1    Accounting System............................................................30
        6.2    Collateral Reporting.........................................................30
        6.3    Financial Statements, Reports, Certificates..................................30
        6.4    Tax Returns..................................................................32
        6.5    Guarantor Reports............................................................32
        6.6    [Intentionally Omitted]......................................................32
        6.7    Title to Equipment...........................................................32
        6.8    Maintenance of Equipment.....................................................32
        6.9    Taxes........................................................................32
        6.10   Insurance....................................................................33
        6.11   No Setoffs or Counterclaims..................................................34
        6.12   Location of Inventory and Equipment..........................................34
        6.13   Compliance with Laws.........................................................35
        6.14   [Intentionally Omitted]......................................................35
        6.15   Leases.......................................................................35
        6.16   Brokerage Commissions........................................................35
        6.17   Year 2000 Compliance.........................................................35
        6.18   Corporate Existence, etc.....................................................35
        6.19   Disclosure Updates...........................................................35
        6.20   Government Authorization.....................................................36
        6.21   License Renewals.............................................................36
        6.22   Licenses and Permits.........................................................36
7.      NEGATIVE COVENANTS..................................................................36
        7.1    Indebtedness.................................................................36
        7.2    Liens........................................................................37
        7.3    Restrictions on Fundamental Changes..........................................37
        7.4    Disposal of Assets...........................................................37
        7.5    Change Name..................................................................37
        7.6    Guarantee....................................................................38
        7.7    Nature of Business...........................................................38
        7.8    Prepayments and Amendments...................................................38
        7.9    Change of Control............................................................38
        7.10   Consignments.................................................................38

                                       ii
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
        7.11   Distributions................................................................38
        7.12   Accounting Methods...........................................................38
        7.13   Investments..................................................................39
        7.14   Transactions with Affiliates.................................................39
        7.15   Suspension...................................................................39
        7.16   [Intentionally Omitted]......................................................39
        7.17   Use of Proceeds..............................................................39
        7.18   Change in Location of Chief Executive Office; Inventory and Equipment
               with Bailees.................................................................39
        7.19   [Intentionally Omitted]......................................................39
        7.20   Financial Covenants..........................................................39
        7.21   Capital Expenditures.........................................................41
        7.22   Cash and Cash Equivalents....................................................41
8.      EVENTS OF DEFAULT...................................................................41
9.      FOOTHILL'S RIGHTS AND REMEDIES......................................................43
        9.1    Rights and Remedies..........................................................43
        9.2    Agreements of Obligors.......................................................46
        9.3    Remedies Cumulative..........................................................46
        9.4    Remedies Subject to Applicable Gaming Laws...................................46
10.     TAXES AND EXPENSES..................................................................46
11.     WAIVERS; INDEMNIFICATION............................................................47
        11.1   Demand; Protest; etc.........................................................47
        11.2   Foothill's Liability for Collateral..........................................47
        11.3   Indemnification..............................................................47
12.     NOTICES.............................................................................48
13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................................49
14.            [Intentionally Omitted]......................................................50
15.     GENERAL PROVISIONS..................................................................50
        15.1   Effectiveness................................................................50
        15.2   Successors and Assigns.......................................................50
        15.3   Section Headings.............................................................50
        15.4   Interpretation...............................................................50
        15.5   Severability of Provisions...................................................51
        15.6   Amendments in Writing........................................................51
        15.7   Counterparts; Telefacsimile Execution........................................51
        15.8   Revival and Reinstatement of Obligations.....................................51
        15.9   Integration..................................................................51
        15.10  Confidentiality..............................................................52

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SCHEDULES AND EXHIBITS

Schedule P-1   Permitted Liens
Schedule R-1   Real Property Collateral
Schedule 5.10  Litigation
Schedule 5.14  Environmental Condition
Schedule 5.15  Brokers Fees
Schedule 5.17  Licenses and Permits
Schedule 5.18  Governmental Authority
Schedule 5.19  Holdings' Liabilities and Assets
Schedule 6.12  Location of Inventory and Equipment
Schedule 7.1   Permitted Indebtedness

Exhibit C-1    Form of Compliance Certificate


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
                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of December 3, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and ZANTE, INC., a Nevada corporation ("Borrower"), with its chief executive office located at 345 North Arlington Avenue, Reno, Nevada 89501.

         The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

         "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

         "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Allocated Holding Company Expenses" means the reasonable overhead, public filing costs, accounting costs, and like expenses of Holdings reasonably allocable to its ownership of Borrower.

         "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to (but not including) the first anniversary of the Closing Date, $300,000, (b) during the period of time from and including the first anniversary of the Closing Date up to (but not including) the second anniversary of the Closing Date, $250,000, (c) during the period of time from and including the second anniversary of the Closing Date up to (but not including) the third anniversary of the Closing Date, $200,000, (d) during the period of time from and including the third anniversary of the Closing Date up to (but not including) the fourth anniversary of the Closing Date, $150,000, and (e) during the period of



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

time from and including the fourth anniversary of the Closing Date up to (but not including) the fifth anniversary of the Closing Date, $100,000

         "Authorized Person" means any officer of Borrower.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

         "Casino" means a gaming establishment and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment, and other property or asset directly ancillary thereto and used or to be used in connection therewith.

         "Casino License" means any material license, franchise, or other approval or authorization required to own, lease, or operate a Casino, or otherwise conduct gaming in any jurisdiction in which Borrower or any other Obligor conducts or proposes in good faith to conduct gaming business, including any applicable liquor license.

         "Change of Control" shall be deemed to have occurred at such time as
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Hertz or any of its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of Stock then outstanding of Holdings entitled to vote in the election of directors, (b) Holdings shall cease to own and control beneficially and of record 100% of the outstanding Stock of Borrower, or (c) the chief executive officer of Holdings as of the Closing Date ceases to continue to hold such office or continue with management responsibilities substantially similar to those existing on the Closing Date and a replacement for such Person reasonably satisfactory to Foothill and possessing substantially similar qualifications and reputation to the Person being replaced is not employed by Holdings within 90 days after such first Person ceases to hold such office or continue to have such management responsibilities.

         "Closing Date" means the date of the funding of the Term Loan.



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

         "Code" means the California Uniform Commercial Code.

         "Collateral" means all of Borrower's right, title, and interest in and to each of the following:

         (a)      the Accounts,

         (b)      Borrower's Books,

         (c)      the Equipment,

         (d)      the General Intangibles,

         (e)      the Inventory,

         (f)      the Negotiable Collateral

         (g)      the Investment Property,

         (h)      the Real Property Collateral,

         (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

         (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

The foregoing to the contrary notwithstanding, the term "Collateral" shall not include any portion of the Icon Collateral, solely to the extent that, and only so long as, the Icon Lease prohibits Borrower from granting to Foothill a Lien in such portion of the Icon Collateral; provided, however, that (y) Collateral shall include any and all proceeds or products of the Icon Collateral to the extent that the encumbering of such proceeds or products is not so prohibited by the Icon Lease, and (z) if, at any time, Borrower is no longer prohibited from encumbering any portion of the Icon Collateral, then (I) the term "Collateral" shall include such portion of the Icon Collateral, and (II) the Liens granted hereby shall, without further action by any Person, automatically become effective with respect to such portion of the Icon Collateral.

         "Collateral Assignment of Rights" means that certain Collateral Assignment of Rights Agreement, dated as of the date hereof, between Borrower and Foothill, in form and substance satisfactory to Foothill.



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

         "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Foothill.

         "Copa Casino Note" means that certain promissory note, dated as of December 23, 1998, in the original principal amount of $8.000,000 by Gulfside Casino Partnership d/b/a Copa Casino payable to Holdings.

         "Daily Balance" means the amount of an Obligation owed at the end of a given day.

         "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "Designated Account" means account number 4159-571785 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated from time to time, upon not less than 10 days prior written notice, by Borrower to Foothill.

         "Designated Account Bank" means Wells Fargo Bank, N.A., whose office is located at Keystone Branch, Reno, Nevada, and whose ABA number is 121-000-248, or such other bank (located within the United States) that is reasonably acceptable to Foothill and has been designated as such from time to time, upon not less than 10 days prior written notice, by Borrower to Foothill.

         "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

         "Dollars" or "$" means United States dollars.

         "EBITDA" means, with respect to any Person for any fiscal period, the sum of such Person's net earnings (or loss), excluding extraordinary non-cash gains and extraordinary non-cash losses, before interest expense, income taxes, amortization, and depreciation, in each case for such period as determined in accordance with GAAP.

         "EBITDA Adjusted Minimum Amount" means, as of any date of determination during the term hereof, an amount equal to the product of (i) Borrower's EBITDA for the 12 consecutive month period ending (A) if such date of determination is the last day of any month, as of such date of determination, or (B) otherwise, as of the last day of the month immediately preceding such date of determination, times (ii) the EBITDA Multiple set forth below for the period during which such date of determination occurs.



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

                     Period                                  EBITDA Multiple
                     ------                                  ---------------
         Closing Date through and including                       3.50
         October 31, 2001

         November 1, 2001 through and including                   3.00
         October 31, 2002

         November 1, 2002 through and including                   2.75
         October 31, 2003

         November 1, 2003 and thereafter                          2.50

         "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

         "Event of Default" has the meaning set forth in Section 8.

         "Existing Lender" means Wells Fargo Bank, N.A., as agent for itself and First American Bank Texas, FSB.

         "FEIN" means Federal Employer Identification Number.

         "Foothill" has the meaning set forth in the preamble to this Agreement.

         "Foothill Account" means a deposit account maintained by Foothill at a bank selected by Foothill, as such deposit account may be changed from time to time, upon not less than 10 days prior written notice, by Foothill to Borrower.

         "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor arising under or in respect of the transactions that are the subject of the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office, or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province, city, or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including the Nevada Commission, the Nevada Board, the City of Reno Gaming & Liquor Board, and any other agency with authority to regulate any gaming operation (or proposed gaming authority) owned, managed, or operated by Borrower.

         "Gaming Laws" means all laws relative to the conduct of gaming or pursuant to which any Gaming Authority possesses regulatory, licensing, or permit authority over gaming within any jurisdiction, including, in the State of Nevada, the Nevada Gaming Control Act, as amended from time to time, and the regulations of the Nevada Commission promulgated thereunder, as amended from time to time.

         "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

         "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body, including any Gaming Authority.

         "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hertz" means Hertz Investment Group, Inc., a California corporation.

         "Holdings" means The Sands Regent, a Nevada corporation.

         "Holdings Guaranty" means that certain General Continuing Guaranty, dated as of the date hereof, by Holdings in favor of Foothill, in form and substance satisfactory to Foothill.

         "Holdings Security Agreement" means that certain Security Agreement, dated as of the date hereof, between Holdings and Foothill, in form and substance satisfactory to Foothill.

         "Holdings Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of the date hereof, between Holdings and Foothill, in form and substance satisfactory to Foothill.

         "Icon Collateral" means all of Borrower's rights, titles, and interests in, under, and to the Icon Lease and the Equipment that is the subject of the Icon Lease.

         "Icon Lease" means that certain Continuing Master Equipment Lease, dated as of August 30, 1996, by and between Zante, Inc. dba The Sands Regency Hotel Casino, as lessee, and Icon Funding Corp. (as assignee of Sierra West
Bank), as lessor, together with the `Equipment Schedules' thereto (in each case, as amended, restated, or otherwise supplemented from time to time not in violation of this Agreement).

         "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

         "Indemnified Liabilities" has the meaning set forth in Section 11.3.

         "Indemnified Person" has the meaning set forth in Section 11.3.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, any general assignment for the benefit of creditors, any formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, liquidation or other similar relief.

         "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Property" means "investment property" as that term is defined in the Code, whether now owned or hereinafter acquired.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "Loan Account" has the meaning set forth in Section 2.10.

         "Loan Account Statement" has the meaning set forth in Section 2.10.

         "Loan Documents" means this Agreement, the Disbursement Letter, the Holdings Guaranty, the Holdings Security Agreement, the Holdings Stock Pledge Agreement, the Mortgage, and any other agreement entered into, now or in the future, in connection with this Agreement.

         "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

         "Maturity Date" has the meaning set forth in Section 3.4.

         "Maximum Amount" means (a) as of the Closing Date, $10,000,000, and (b) thereafter, such lesser amount to which $10,000,000 may be reduced from time to time pursuant to Section 2.3(b).

         "Mortgage" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral.

         "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, documents, personal property leases (wherein such Person is the lessor), and chattel paper.

         "Nevada Board" means the Nevada State Gaming Control Board, or any successor thereto.

         "Nevada Commission" means the Nevada Gaming Commission, or any successor thereto.

         "Nevada Gaming Authority Lien Consent" means the consent of the Nevada Gaming Authorities to the grant of a Lien in and to the Stock of Borrower and to the restrictions on transfer of and agreement not to encumber such Stock, in each case, as contained in the Guarantor Security Agreement or any other Loan Documents.

         "Obligors" means Borrower and Holdings or any one of them.

         "Obligations" means all loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Applicable Prepayment Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

         "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

         "Participation Agreement" means a participation agreement between Foothill and Sapphire relative to the sale by Foothill to Sapphire of a $2,000,000 participation interest in the Term Loan, the form and substance of which shall be reasonably satisfactory to Foothill.

         "Pay-Off Letter" means one or more letters, in form and substance reasonably satisfactory to Foothill, from each Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to such Existing Lender and obtain a termination or release of all of the Liens existing in favor of such Existing Lender in and to the properties or assets of Borrower.

         "PBGC" means the Pension Benefit Undertaking Corporation as defined in Title IV of ERISA, or any successor thereto.

         "Permitted Discretion", with respect to any determination by Foothill, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Dispositions" means (a) the sale of Inventory in the ordinary course of Borrower's business, (b) the sale, exchange, or other disposition of Borrower's Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business, and (c) the sale, exchange, or other disposition of Equipment in an aggregate amount not to exceed $250,000 (based on book value) in any period of 12 consecutive months.

         "Permitted Distributions" means dividends or distributions by Borrower to Holdings, for the sole purpose of paying the Allocated Holding Company Expenses; provided, that (a) the amount of Permitted Distributions, together with Permitted Intercompany Investments, made in any fiscal year of Borrower shall not exceed $350,000 in the aggregate, and (b) no Default or Event of Default shall have occurred and be continuing at the time of the making of any such dividend or distribution, or would result from the making of any such dividend or distribution.

         "Permitted Intercompany Investments" means loans or advances by Borrower to Holdings, for the sole purpose of paying the Allocated Holding Company Expenses; provided, that (a) the aggregate amount of Permitted Intercompany Investments, together with Permitted Distributions, made in any fiscal year of Borrower shall not exceed $350,000 in the aggregate, and (b) no Default or Event of Default shall have occurred and be continuing at the time of the making of any such loan or advance, or would result from the making of any such loan or advance.

         "Permitted Investments" means Investments in (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding 15 months, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding 15 months, (c) commercial paper rated at least A-1 or P-1 maturing within 15 months after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to Lender, (e) negotiable instruments for collection, and (f) Permitted Intercompany Investments.

         "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) (i) the interests of lessors under operating leases, and (ii) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under Section 7.1 hereof and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, purchase money Liens and the interests of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that does not constitute an Event of Default under Section 8.9 hereof, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgage, as accepted by Foothill, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

         "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount required by GAAP, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and
(c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

         "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

         "Projections" means, with respect to any Person for any period, such Person's forecasted balance sheets and statements of income, all prepared on a basis consistent with the financial projections of Borrower delivered to Foothill prior to the Closing Date, together with appropriate supporting details and a statement of underlying assumptions.

         "Purchase Money Indebtedness" means, with respect to any Person, Indebtedness of such Person representing, or incurred to finance, the cost (a) of acquiring any assets, or (b) of construction or build-out of facilities; provided, that (i) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 30 days of the acquisition of such property or asset.

         "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

         "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

         "Sands Regency Facility" means the Sands Regency Casino and the Real Property, the Equipment, and other personal property, in each case, related thereto.

         "Sapphire" means Sapphire Gaming, LLC, a Nevada limited liability company.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability of the Person that is contingently liable.

         "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

         "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of:
(i) all Intangible Assets of Borrower, and (ii) all amounts due to Borrower from Affiliates.

         "Term Loan" has the meaning set forth in Section 2.3.

         "Voidable Transfer" has the meaning set forth in Section 15.8.

         "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any material abnormal ending scenario, including in relation to dates on and after the year 2000.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 [INTENTIONALLY OMITTED]

         2.2 [INTENTIONALLY OMITTED]

         2.3 TERM LOAN.

             (a) Subject to the terms and conditions of this Agreement, Foothill has agreed to make a term loan (the "Term Loan") in a single disbursement to Borrower in the original principal amount of $10,000,000. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Except (i) for prepayments of principal required pursuant to Section 2.3(b), and (ii) upon the termination of this Agreement in accordance with Section 3.6, the unpaid principal balance of the Term Loan may not be prepaid in whole or in part. All amounts outstanding under the Term Loan shall constitute Obligations.

             (b) If the unpaid principal balance of the Term Loan as of the last day of any month during the term of this Agreement exceeds the EBITDA Adjusted Minimum Amount as of the last day of such month then Borrower shall pay to Foothill the amount of such excess within 3 Business Days of the date on which the financial statements for such month are delivered or are required to be delivered pursuant to Section 6.3 hereof, whichever is earlier.

         2.4 [INTENTIONALLY OMITTED].

         2.5 [INTENTIONALLY OMITTED].

         2.6 INTEREST AND FEES: RATES, PAYMENTS, AND CALCULATIONS.

             (a) Interest Rate. Except as provided in clause (c) below, all Obligations (including the Term Loan) shall bear interest at a per annum rate of
(i) 10.75% at all times prior to the funding of a financing by Foothill with respect to the Flamingo Reno Hilton, and (ii) 10.00% thereafter; it being expressly acknowledged and agreed that Foothill has made no express or implied commitment to finance the Flamingo Reno Hilton, that such financing may never occur, and if such financing does not occur the interest rate applicable to the Obligations shall remain as provided in clause (a)(i) above.

             (b) [Intentionally Omitted].

             (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations (including the Term Loan) shall bear interest on the Daily Balance thereof at a per annum rate equal to 3.0% percentage points above the per annum rate otherwise applicable hereunder.

             (d) [Intentionally Omitted].

             (e) Payments. Interest payable hereunder, Foothill Expenses, and the fees and charges provided for in Section 2.11 (other than those that are payable on the Closing Date) shall be due and payable, in arrears, within 10 days of the date on which Borrower receives a Loan Account Statement from Foothill. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, Foothill Expenses, and fees and charges not paid when due to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to the Obligations hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to the Obligations hereunder.

             (f) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

             (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 [INTENTIONALLY OMITTED].

         2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill immediately shall be applied provisionally to reduce the Obligations, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

         2.9 [INTENTIONALLY OMITTED].

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account. Foothill shall render statements (each, a "Loan Account Statement") regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and each such Loan Account Statement shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in such Loan Account Statement.

         2.11 FEES. Borrower shall pay to Foothill the following fees:

              (a) Closing Fee. On the Closing Date, a closing fee of $150,000;
and

              (b) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $750 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination ("Audits") of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform Audits of Borrower or to appraise the Collateral provided, however, that (y) in the absence of the occurrence and continuation of an Event of Default, Foothill agrees that it will not charge Borrower for such fees, out-of-pocket expenses, and charges for Audits and appraisals of Collateral in an aggregate amount in excess of $10,000 in any calendar year, (z) the foregoing $10,000 limitation shall not apply to any fees, out-of-pocket expenses, or charges paid or incurred at any time after the occurrence and during the continuation of an Event of Default.

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE TERM LOAN.

         The obligation of Foothill to make the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

             (a) the Closing Date shall occur on or before December 10, 1999;

             (b) Foothill shall have received searches reflecting the filing of its financing statements;

             (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect in accordance with its terms:

                 (i) the Disbursement Letter;

                 (ii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower;

                 (iii) the Mortgage;

                 (iv) the Participation Agreement, together with the consideration payable thereunder by Sapphire to Foothill in order to consummate the purchase and sale of the participation interest thereunder;

                 (v) the Holdings Guaranty;

                 (vi) the Holdings Security Agreement;

                 (vii) the Holdings Stock Pledge Agreement; and

                 (viii) the Collateral Assignment of Rights, together with the Copa Casino Note and a blank endorsement in respect thereof, in form and substance satisfactory to Foothill in Foothill's sole discretion.

             (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

             (e) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

             (f) Foothill shall have received a certificate of status with respect to Borrower, dated within 20 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

             (g) Foothill shall have received certificates of status with respect to Borrower, each dated within 20 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

             (h) Foothill shall have received a certificate from the Secretary of Holdings attesting to the resolutions of Holdings' Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which Holdings is a party and authorizing specific officers of Holdings to execute the same;

             (i) Foothill shall have received copies of Holdings' Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Holdings;

             (j) Foothill shall have received a certificate of status with respect to Holdings, dated within 20 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Holdings, which certificate shall indicate that Holdings is in good standing in such jurisdiction;

             (k) Foothill shall have received certificates of status with respect to Holdings, each dated within 20 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Holdings is in good standing in such jurisdictions;

             (l) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

             (m) Foothill shall have received an opinion of Borrower's counsel (including its local counsel) in form and substance satisfactory to Foothill in its sole discretion;

             (n) Foothill shall have received (i) appraisals of the Real Property Collateral satisfactory to Foothill, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgage on such Real Property Collateral is valid and creates an enforceable first priority mortgage Lien on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill;

             (o) Foothill shall have received a phase-II environmental report with respect to the Real Property Collateral; the environmental consultants retained for such reports, the scope of the reports, and the results thereof shall be acceptable to Foothill in its sole discretion;

             (p) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

             (q) Foothill shall have received evidence, satisfactory to Foothill and its counsel, that, except as contemplated by Section 3.3(d) and except the periodic informational filings contemplated by Section 5.9(e), Holdings and Borrower have made all necessary registrations with, obtained all necessary consents or approvals of, given all necessary notices to, and taken all other necessary actions required by, each applicable Gaming Authority relative to the execution, delivery, and performance of the Loan Documents by Obligors;

             (r) Foothill shall have completed its reference checks on key management and principals of Borrower, and the results of such reference checks shall be satisfactory to Foothill in its sole discretion;

             (s) Borrower shall have unrestricted cash and cash equivalents of not less than $2,000,000;

             (t) Foothill shall have received payment, in immediately available funds, of all accrued and unpaid Foothill Expenses;

             (u) Foothill shall have received and reviewed financial information regarding Sapphire, and the results of such review shall be acceptable to Foothill in its sole discretion; and

             (v) all other documents reasonably requested by Foothill and all legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, reviewed, or recorded, as the case may be, and shall be in form and substance satisfactory to Foothill and its counsel.

         3.2 [INTENTIONALLY OMITTED].

         3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

             (a) within 30 days of the Closing Date, deliver to Foothill copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

             (b) within 10 Business Days after the Closing Date, Obligors shall have submitted an application and such other documents and paid such application fees, in each case, as shall be required to obtain the Nevada Gaming Authority Lien Consent, and shall have delivered to Foothill evidence, reasonably acceptable to Foothill, of the same, and shall thereafter pay such fees and submit such documents, as and when required by the applicable Gaming Authorities, as shall be required to obtain the Nevada Gaming Authority Lien Consent;

             (c) within 60 days after the Closing Date, Borrower and Foothill shall have entered into a control agreement, in form and substance satisfactory to Foothill, with respect to each securities account maintained by Borrower; and

             (d) (i) Within 180 days after the Closing Date, Obligors shall have obtained the Nevada Gaming Authority Lien Consent, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel, and (ii) within 10 days after Obligors shall have obtained the Nevada Gaming Authority Lien Consent, but in any event within 190 days after the Closing Date, (y) Foothill shall have received possession of the shares of Stock of Borrower, as well as stock powers with respect thereto endorsed in blank, to the extent such possession is permitted by applicable Gaming Laws, or (z) Foothill shall have received the written acknowledgment, in form and substance satisfactory to Foothill, of a bailee approved by any applicable Gaming Authorities (to the extent such approval is required) and reasonably acceptable to Foothill that such bailee is in possession or control of the items described in clause (y) above and holds, or is causing to be held, same for the benefit of Foothill.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is 5 years from the Closing Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged.

         3.6 EARLY TERMINATION BY BORROWER. The provisions of Section 3.4 notwithstanding, Borrower has the option, at any time upon not less than 30 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with the Applicable Prepayment Premium. The Applicable Prepayment Premium provided for in this
Section 3.6 shall be deemed included in the Obligations.

         3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Applicable Prepayment Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

         4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any of its property or assets.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower immediately shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL.

         Foothill or Foothill's designee may (a) at any time after the occurrence and during the continuation of an Event of Default, notify Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) at any time after the occurrence and during the continuation of an Event of Default, collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that, at all times that an Event of Default has occurred and is continuing, it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to
(a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may execute and deliver any documents and releases that Foothill reasonably determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

         4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during regular business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         5. REPRESENTATIONS AND WARRANTIES.

         In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all material respects as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

         5.2 [INTENTIONALLY OMITTED].

         5.3 [INTENTIONALLY OMITTED].

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

         5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 88-0149221. The chief executive office of Holdings is located at 345 North Arlington Avenue, Reno, Nevada 89501, and Holdings' FEIN is 88-0201135.

         5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

             (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

             (b) Holdings is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

             (c) Set forth on Schedule 5.8 is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and nonassessable.

             (d) Set forth on Schedule 5.8 is a complete and accurate list of Holdings' direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Holdings. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and nonassessable.

             (e) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

             (f) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Holdings is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

             (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Borrower.

             (b) The execution, delivery, and performance by Holdings of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Holdings.

             (c) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) except as have been obtained on or prior to the Closing Date, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation or license of Borrower.

             (d) The execution, delivery, and performance by Holdings of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Holdings, the Governing Documents of Holdings, or any order, judgment, or decree of any court or other Governmental Authority binding on Holdings, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Holdings, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Holdings, other than Permitted Liens, or (iv) except as have been obtained on or prior to the Closing Date and except for any necessary consent of the Nevada Gaming Authorities to the grant of a Lien in and to the Stock of Borrower, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation or license of Holdings.

             (e) Other than the filing of appropriate financing statements, fixture filings, mortgages, and periodic informational filings required to be made by Borrower (the failure to file of which will not affect Borrower's obligations under the Loan Documents), the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

             (f) Other than the filing of appropriate financing statements, fixture filings, and mortgages, and obtaining any necessary consent of the Nevada Gaming Authorities to the grant of a Lien in and to the Stock of Borrower, the execution, delivery, and performance by Holdings of the Loan Documents to which Holdings is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

             (g) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

             (h) The Loan Documents to which Holdings is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Holdings will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

             (i) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created and, upon the filing of the financing statements and the recordation of the Mortgage, perfected first priority Liens, subject only to Permitted Liens.

             (j) The Liens granted by Holdings to Foothill in and to its properties and assets pursuant to the Loan Documents are validly created and, upon the filing of the financing statements and the delivery of the shares of Stock subject to the Holdings Stock Pledge Agreement, perfected first priority Liens, subject only to Permitted Liens.

         5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change; and (d) matters existing as of the Closing Date that are covered under Borrower's insurance policies.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

         5.12 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13 BENEFIT PLANS. None of Borrower, Holdings, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14 and except for the storage and use of Hazardous Materials in the ordinary course of Borrower's business (and in accordance with all applicable laws), none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Except as set forth on Schedule 5.15, no brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

         5.16 YEAR 2000 COMPLIANCE. On the basis of a comprehensive inventory, review, and assessment undertaken by Borrower of computer applications utilized by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that Borrower and the computer applications utilized by it are Year 2000 Compliant as of the Closing Date.

         5.17 LICENSES AND PERMITS.

              (a) (i) All material licenses, permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by the Obligors, including all necessary Casino Licenses, have been validly issued and are in full force and effect; (ii) to the best of Borrower's knowledge and belief, each Obligor is in compliance, in all material respects, with all of the provisions of such licenses, permits, and consents and similar rights applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, to the best of Borrower's knowledge and belief, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date and as of each subsequent date on which Borrower delivers to Foothill an updated schedule pursuant to Section 6.21, set forth on Schedule 5.17 is a complete and accurate list of all such licenses, permits, and consents, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

              (b) Each Obligor has obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct the business and operations located at the Sands Regency Facility, and (ii) all approvals required as of the Closing Date from the Gaming Authorities of the transactions contemplated hereby and by the other Loan Documents other than the Nevada Gaming Authority Lien Consent.

              (c) Each Obligor owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of its business as now carried on or proposed to be conducted, without any known conflict of the rights of others.

         5.18 GOVERNMENTAL AUTHORITY. Except as set forth on Schedule 5.18 and except for the consents, authorizations, approvals, actions, notices and filings with the Gaming Authorities, all of which have been duly obtained, taken, given or made and are in full force and effect and are not subject to any conditions (other than those conditions generally applicable to entities holding licenses, permits, consents or authorizations granted or issued by the Gaming Authorities), no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required (a) for the grant by any Obligor of the security interest in the Collateral granted hereby or in the other Loan Documents, or for the execution, delivery or performance of this Agreement or the other Loan Documents by any Obligor, or (b) other than the filing of financing statements, the recordation of the Mortgage, and the delivery of the certificate respecting the Stock that is the subject of the Holdings Stock Pledge Agreement, for the perfection of such security interest provided for in this Agreement or the other Loan Documents.

         5.19 SPECIAL PURPOSE HOLDING COMPANY. Except as set forth on Schedule 5.19, Holdings does not have any significant liabilities (other than Obligations arising under the Loan Documents to which it is a party), own any significant assets (other than the capital Stock of Borrower), or engage in any other significant activity or business.

6. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, until full and final payment of the Obligations, Borrower shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) copies of each report in respect of Borrower's business issued by a Gaming Authority (including any `Exception Report' or other audit finding issued by any Gaming Authority in respect of any audit of Borrower performed by such Gaming Authority) within 5 days of their receipt; and (b) copies of all operating and capital budgets, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of Borrower (including in respect of any Casino operated by Borrower) promptly upon the preparation and delivery thereof by the chief financial officer of Borrower to any third party, but in any event operating and capital budgets shall be delivered to Foothill no less frequently that annually.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Foothill:
(a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet and income statement covering Borrower's operations during such period; (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants upon which Foothill is permitted to rely that certifies that such accountants do not have knowledge of the existence of any Event of Default under Sections 7.20 and 7.21 hereof; and (c) as soon as available, but in any event on or before the first day of each of Borrower's fiscal years, Borrower's Projections for such fiscal year on a quarter by quarter basis, which Projections shall be reasonably acceptable to Foothill (including the underlying assumptions). Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such Subsidiary separately, and on a consolidated basis.

         Within 5 days of the filing thereof, Borrower also shall deliver to Foothill Holdings' Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Holdings with the Securities and Exchange Commission, if any, or any other information that is provided by any Obligor to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of any Obligor.

         Each month, together with the financial statements provided pursuant to
Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes, statements of cash flows, and statements of changes in stockholders equity, and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

         Borrower shall have issued written instructions to its independent certified public accountants authorizing them, at any time an Event of Default shall have occurred and be continuing under Section 6.3, to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill at any time an Event of Default shall have occurred and be continuing under
Section 6.3, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions. Borrower hereby agrees that, for purposes of this paragraph, its independent certified public accountants, auditors, accountants, and other third parties to which this paragraph applies may conclusively rely on a statement by Foothill that an Event of Default under Section 6.3 has occurred and is then continuing.

         6.4 TAX RETURNS. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

         6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns of such guarantor as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

         6.6 [INTENTIONALLY OMITTED].

         6.7 TITLE TO EQUIPMENT. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all certificates of title to any items of Equipment.

         6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property other than the Real Property Collateral, and such Equipment shall at all times remain personal property.

         6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law except to the extent that the validity of any such assessment or tax shall be the subject of a Permitted Protest, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all payroll tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal, and foreign income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits, except to the extent that the validity of any such taxes shall be the subject of a Permitted Protest.

         6.10 INSURANCE.

              (a) At its expense maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation, in each case, to the extent and in such amounts as ordinarily are insured against by other Persons engaged in the same or similar businesses within the State of Nevada.

              (b) At its expense, obtain and maintain (i) insurance respecting the Collateral wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses within the State of Nevada, (ii) insurance of the type necessary to insure the Real Property Collateral for the full replacement cost thereof against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill reasonably may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, provided, however, that with respect to coverage for losses caused by earthquakes, Foothill agrees to consider in good faith any request by Borrower to eliminate such coverage in the event the cost of such coverage materially increases, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $5,000,000; and (iii) insurance for such other risks as Foothill may reasonably require. The foregoing to the contrary notwithstanding, (y) Borrower shall maintain insurance on the Real Property Collateral and casualty coverage, in each case, in amounts at least equal to 110% of the outstanding principal balance of the Term Loan, and (z) the casualty insurance, the insurance on the Real Property Collateral and Personal Property Collateral, and the business interruption insurance required by this Section 6.10, may be subject to a stop-loss provision of not less than $50,000,000.

              (c) All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Foothill. Borrower shall deliver the originals of all such policies to Foothill with 438 BFU lender's loss payable endorsements or other satisfactory lender's loss payable endorsements, naming Foothill as loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Foothill prior to any termination of such insurance policy. Promptly after they become available to Borrower, Borrower shall deliver to Foothill copies of such policies of insurance and evidence of the payment of all premiums therefor and evidence of renewals thereof. If Borrower fails to provide and pay for such insurance, Foothill may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

              (d) Certificates of insurance satisfactory to Foothill evidencing such insurance shall be delivered to Foothill as soon as practicable prior to the expiration of the then extant policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance and Foothill shall have the right to adjust any loss if either (i) an Event of Default has occurred and is continuing, or (ii) the loss involves a claim under the policies involving $1,000,000, or greater, in each such case, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms reasonably satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of and during the continuation of an Event of Default under Section 8.1, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

              (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

         6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower signs any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets.

         6.13 COMPLIANCE WITH LAWS.

              (a) Comply, in all material respects, with all monthly and other periodic reporting requirements of all applicable Gaming Authorities; and

              (b) Comply with the requirements of all other applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.14 [INTENTIONALLY OMITTED].

         6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled upon not less than 2 Business Days prior written notice to Borrower, in its discretion, to make payments of such rents and other amounts and charge the amounts so paid to Borrower's Loan Account as Foothill Expenses.

         6.16 BROKERAGE COMMISSIONS. Pay any and all brokerage commissions or finders fees incurred by Borrower in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

         6.17 YEAR 2000 COMPLIANCE. Be Year 2000 Compliant by December 20, 1999.

         6.18 CORPORATE EXISTENCE, ETC. At all time preserve and keep in full force and effect Borrower's valid corporate existence and good standing and any rights and franchises material to the Borrower's businesses.

         6.19 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after an Authorized Person obtaining knowledge thereof, (i) notify Foothill if any written information, exhibit, or report furnished to Foothill contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.20 GOVERNMENT AUTHORIZATION. Borrower shall deliver to Foothill, as soon as practicable, and in any event within ten (10) days after the receipt by any Obligor from any Gaming Authority or other Governmental Authority having jurisdiction over the operations of any Obligor or filing or receipt thereof by any Obligor, (i) copies of any order or notice of such Gaming Authority or such other Governmental Authority or court of competent jurisdiction which designates any material Casino License or other material franchise, permit, or other governmental operating authorization of any Obligor, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of any Obligor to construct, own, manage, or operate a Casino (or portion thereof), and (ii) a copy of any competing application filed with respect to any such Casino License or other authorization, or application therefor, of any Obligor, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other Governmental Authority or any complaint filed by any Gaming Authority or other Governmental Authority which is available to any Obligor.

         6.21 LICENSE RENEWALS. Commencing on January 31, 2000 and continuing on each July 31 and January 31 thereafter, Borrower shall deliver to Foothill an update to Schedule 5.17 reflecting thereon, as of the date of such delivery, the information described in

Section 5.17(a) with respect to each material gaming license required from any Gaming Authority.

         6.22 LICENSES AND PERMITS. (a) Ensure that all material licenses, permits, consents, and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by the Obligors, including all necessary Casino Licenses, have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions of such licenses, permits, consents, and similar rights applicable to it.

7. NEGATIVE COVENANTS.

         Borrower covenants and agrees that, until full and final payment of the Obligations, Borrower will not do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

             (a) Indebtedness evidenced by this Agreement;

             (b) Indebtedness existing on the Closing Date, after giving effect to the transactions contemplated hereby, as set forth in Schedule 7.1;

             (c) Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed $500,000;

             (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of any of its assets.

         7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name, except that Borrower may do so upon at least 30 days prior written notice to Foothill of such change and so long as, at the time of such written notification, Borrower signs any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in the Collateral.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment in the ordinary course of business.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

         7.8 PREPAYMENTS AND AMENDMENTS.

             (a) Except in connection with a refinancing permitted by Section 7.1(d), at any time an Event of Default shall have occurred and be continuing prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

             (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d) in any manner that is materially adverse to Borrower or to the ability of Borrower to repay the Obligations.

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding other than Permitted Distributions.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting other than as required or may be permitted to present its financial statements in accordance with GAAP.

         7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment other than Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 [INTENTIONALLY OMITTED].

         7.17 USE OF PROCEEDS. Use the proceeds of the Term Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

         7.19 [INTENTIONALLY OMITTED].

         7.20 FINANCIAL COVENANTS. Fail to maintain:

              (a) EBITDA. EBITDA of Borrower and each of its Subsidiaries, on a consolidated basis, for the trailing twelve month period ended as of the end of the applicable fiscal quarter set forth below of at least the amount corresponding thereto:


              Fiscal Quarter Ending                     Minimum EBITDA
              ---------------------                     --------------
              December 31, 1999                           $3,300,000

              Fiscal Quarter Ending                     Minimum EBITDA
              ---------------------                     --------------
              March 31, 2000                              $3,500,000

              June 30, 2000                               $3,500,000

              September 30, 2000                          $3,700,000

              as of the last day of each of               To be established in accordance
              Borrower's fiscal quarters thereafter       with the procedures set forth below

Upon Foothill's receipt of Borrower's Projections for each fiscal year of Borrower pursuant to Section 6.3, the minimum EBITDA for the trailing twelve month period ending as of the last day of each fiscal quarter during such fiscal year shall be set by Foothill at an amount equal to 80% of Borrower's projected EBITDA, as reflected in such Projections; provided, however, that until Borrower's Projections for any fiscal year shall be delivered to Foothill, in form and substance reasonably acceptable to Foothill (including with respect to underlying assumptions), the minimum EBITDA for the trailing twelve month period ending as of the last day of each fiscal quarter during such fiscal year shall be set at an amount equal to the minimum EBITDA for the trailing twelve month period ending as of the last day of the immediately preceding fiscal year.

              (b) Tangible Net Worth. Tangible Net Worth of Borrower and each of its Subsidiaries, on a consolidated basis, as of the end of the applicable fiscal quarter set forth below of at least the amount corresponding thereto:


            Fiscal Quarter Ending                            Minimum Tangible Net Worth
            ---------------------                            --------------------------
              December 31, 1999                                     $20,750,000

              March 31, 2000                                        $20,750,000

              June 30, 2000                                         $21,000,000

              September 30, 2000                                    $21,000,000

              as of the last day of each fiscal                     To be established in accordance
              quarter thereafter                                    with the procedures set forth below

Upon Foothill's receipt of Borrower's Projections for each fiscal year of Borrower pursuant to Section 6.3, the minimum Tangible Net Worth as of the last day of each fiscal quarter during such fiscal year shall be set by Foothill (using a methodology substantially similar to the methodology used in determining the initial minimum Tangible Net Worth amounts set forth above); provided, however, that until Borrower's Projections for any fiscal year shall be delivered to Foothill, in form and substance reasonably acceptable to Foothill (including with respect to underlying assumptions), the minimum Tangible Net Worth for the trailing twelve month period ending as of the last day of each fiscal quarter during such fiscal year shall be set at an amount equal to the minimum Tangible Net Worth amount for the trailing twelve month period ending as of the last day of the immediately preceding fiscal year.

         7.21 CAPITAL EXPENDITURES. Make capital expenditures (a) in excess of $2,500,000 during the period from October 1, 1999 through and including June 30, 2000, and (b) in excess of $3,000,000 in any fiscal year thereafter.

         7.22 CASH AND CASH EQUIVALENTS. Fail to maintain at all times unrestricted cash, cash equivalents, and Investments that are readily convertible to cash and constitute Permitted Investments under clauses (a) - (d) of the definition of Permitted Investments, in an aggregate amount, of at least $1,250,000.

8. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

         8.2 If (a) Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3, 6.7, 6.11, 6.12, 6.15, and 6.19 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, (b) Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 6.1, 6.4, 6.5, 6.8, 6.9, and 6.21 hereof and such failure or neglect is not cured within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower, or (c) Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in any Section of this Agreement or the other Loan Documents (other than a Section that is expressly provided for elsewhere in this Section 8);

         8.3 If there is a Material Adverse Change and such Material Adverse Change continues for a period of 15 days after the date on which an Authorized Person has actual knowledge thereof or has received notice thereof;

         8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after an Authorized Person obtaining knowledge thereof or 5 days prior to the date on which such property or asset is subject to forfeiture by Borrower;

         8.5 If an Insolvency Proceeding is commenced by Borrower;

         8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

         8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and the same is not discharged within 5 Business Days after an Authorized Person obtaining knowledge thereof;

         8.8 If (a) a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid prior to delinquency; or (b) one or more notices of Lien, levy, or assessment in the amount of $250,000, or more, in the aggregate are filed of record with respect to any of Borrower's assets by any state, county, municipal, or other non-federal Governmental Authority and the same are not paid or bonded against before the earlier of 30 days after an Authorized Person obtaining knowledge thereof or 5 days prior to the date when such asset is subject to being forfeited by Borrower;

         8.9 If one or more judgments or other claims involving an aggregate amount of $250,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any of Borrower's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after an Authorized Person obtaining knowledge thereof or 5 days prior to the date on which such asset is subject to being forfeited by Borrower;

         8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

         8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by an Authorized Person;

         8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

         8.14 If Borrower fails to keep in full force and effect, suffers the termination, revocation, or suspension of, terminates, forfeits, or suffers a materially adverse amendment to, any Casino License at any time held by Borrower that is necessary to the operation of any Casino owned or operated by Borrower; or

         8.15 If Holdings submits an application seeking the approval of the Nevada Gaming Authorities to the granting of a Lien by Holdings in and to the Stock of Borrower (other than in respect of the Lien granted by Holdings to Foothill under the Pledge Agreement) or to the transfer of the Stock of Borrower.

9. FOOTHILL'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

             (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

             (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any of the other Loan Documents;

             (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

             (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith (other than those that previously had been debited from the Loan Account);

             (e) [Intentionally omitted].

             (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

             (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill; provided, that Foothill agrees to provide Borrower with prompt written notice of any such setoff;

             (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill to secure the full and final repayment of all of the Obligations;

             (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

             (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

             (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                          (1) Foothill shall give Borrower and each holder of a
             security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                          (2) The notice shall be personally delivered or
             mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                          (3) If the sale is to be a public sale, Foothill also
             shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

             (l) Foothill may credit bid and purchase at any public sale;

             (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower; and

             (n) Foothill also shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents (including the Mortgage).

         9.2 AGREEMENTS OF OBLIGORS. Borrower agrees that, upon the occurrence of and during the continuance of an Event of Default and at Foothill's request, Borrower will (and, by its execution and delivery of the Holdings Guaranty, Holdings hereby agrees to), immediately file such applications for approval and shall take all other and further actions required by Foothill to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control of the Stock of Borrower. To enforce the provisions of this Section 9.2, Foothill is empowered to request the appointment of a receiver from any court of competent jurisdiction. Upon the occurrence and continuance of an Event of Default, Borrower shall (and, by its execution and delivery of the Holdings Guaranty, Holdings hereby agrees to), use its reasonable best efforts to assist in obtaining approval of the applicable Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the other Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority of a request for approval of the transfer or assignment of any portion of the Collateral or other authorization.

         9.3 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement and the other Loan Documents shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a waiver of further Events of Default. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

         9.4 REMEDIES SUBJECT TO APPLICABLE GAMING LAWS. All rights, remedies, and powers, provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any mandatory provisions of applicable Gaming Laws (the "Applicable Gaming Laws") and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part.

10. TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, in each case as required under the terms of this Agreement (including giving effect to any right to a Permitted Protest), then, to the extent that Foothill determines that such failure by Borrower reasonably could be expected to result in a Material Adverse Change, in its discretion, Foothill may do any or all of the following:
(a) (upon not less than 2 Business Days prior written notice, unless exigent circumstances exist, in which case, such prior written notice may be dispensed with) make payment of the same or any part thereof; (b) without prior notice to Borrower, set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) without prior notice to Borrower, obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Except as expressly provided for herein or in any other Loan Document, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees relating to the Obligations or the Collateral at any time held by Foothill on which Borrower may in any way be liable.

         11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12. NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail

(postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

             If to Borrower:           ZANTE, INC.
                                       345 North Arlington
                                       Reno, Nevada 89501
                                       Attn:  David R. Wood
                                       Fax No.  775.348.6241

             With copies to:           LATHAM & WATKINS
                                       633 West 5th Street, Suite 4000
                                       Los Angeles, California 90071
                                       Attn:  Jennifer Saunders, Esq.
                                       Fax No.  213.891.8763

             If to Borrower:           FOOTHILL CAPITAL CORPORATION
                                       11111 Santa Monica Boulevard
                                       Suite 1500
                                       Los Angeles, California 90025-3333
                                       Attn:  Business Finance Division Manager
                                       Fax No.  310.478.9788

             With copies to:           BROBECK, PHLEGER & HARRISON LLP
                                       550 South Hope Street
                                       Los Angeles, California 90071
                                       Attn:  John Francis Hilson, Esq.
                                       Fax No.  213.745.3345

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. [INTENTIONALLY OMITTED].

15. GENERAL PROVISIONS.

         15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

         15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment; provided, however, that Borrower's consent shall be required in the case of an assignment by Foothill (other than as part of a sale of all or any substantial portion of its loan portfolio) to a foreign bank if such assignment would subject Borrower to increased taxes or other charges occasioned by the assignees status as a foreign bank. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder; and Borrower hereby acknowledges and consents to the sale by Foothill to Sapphire of a participation in Foothill's interests hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person. If any proposed assignee or participant shall be determined to be unsuitable by the Nevada Gaming Authorities, then Borrower shall have the right to produce an alternate assignee or participant, as the case may be, that is suitable to the Nevada Gaming Authorities, provided, that the material terms and conditions on which such alternate assignee or participant agrees to become an assignee or participant shall be the same as the material terms and conditions on which the unsuitable assignee or participant shall have agreed to become an assignee or participant.

         15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

         15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement (and any amendment hereto or waiver with respect hereto) may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         15.10 CONFIDENTIALITY. Foothill agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Foothill in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except that Foothill may disclose such information
(a) to counsel for and other advisors, accountants, and auditors to Foothill,
(b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (c) as may be agreed to in advance by Borrower, (d) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Foothill), (e) to its Affiliates, and (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of Foothill's interests under this Agreement; provided that any such counsel, advisors, accountants, auditors and any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to take its interest hereunder subject to the terms hereof.

                  [Remainder of page left intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                          ZANTE, INC
                                          a Nevada corporation

                                          By  /s/ Ferenc B. Szony
                                             ----------------------------------
                                          Name Ferenc B. Szony
                                               --------------------------------
                                          Title Pres./CEO
                                                -------------------------------


                                          FOOTHILL CAPITAL CORPORATION,
                                          a California corporation


                                          By  /s/ Brian Duffy
                                             ----------------------------------
                                          Name Brian Duffy
                                               --------------------------------
                                          Title Vice President
                                                -------------------------------

AFTER RECORDING, MAIL TO:                 A.P.N.  011-360-09        007-282-49
                                                  007-282-01        007-282-51
Brobeck, Phleger & Harrison LLP                   007-282-28        007-282-52
550 South Hope Street                             007-282-33        007-274-15
Los Angeles, California 90071                     007-282-46        011-021-01
Attention: Cromwell Montgomery, Esq.              007-282-47        011-360-21
                                                  011-360-17

                      DEED OF TRUST, SECURITY AGREEMENT AND
                     FIXTURE FILING WITH ASSIGNMENT OF RENTS
                                 (WASHOE COUNTY)

                                  ZANTE, INC.,
                              a Nevada corporation,
                                   as Trustor

                          WESTERN TITLE COMPANY, INC.,
                              a Nevada corporation,
                                   as Trustee

                          FOOTHILL CAPITAL CORPORATION,
                            a California corporation,
                                 as Beneficiary

                          Dated as of December 3, 1999

                                    * * * * *

                                TABLE OF CONTENTS

                                                                                             PAGE
GRANTING CLAUSE ONE [Land]..................................................................   1

GRANTING CLAUSE TWO [Improvements]..........................................................   2

GRANTING CLAUSE THREE [Rents, etc.].........................................................   2

GRANTING CLAUSE FOUR [Leases, Including Deposits and Advance Rentals].......................   3

GRANTING CLAUSE FIVE [Options to Purchase, etc.]............................................   3

GRANTING CLAUSE SIX [Personalty]............................................................   3

GRANTING CLAUSE SEVEN [Condemnation Awards, etc.]...........................................   3

GRANTING CLAUSE EIGHT [Insurance Proceeds]..................................................   4

GRANTING CLAUSE NINE [Claims for Damages, etc.].............................................   4

GRANTING CLAUSE TEN [Deposits, Advance Payments and Refunds of Insurance, Utilities, etc.]..   4

GRANTING CLAUSE ELEVEN [Water Rights, etc.].................................................   4

GRANTING CLAUSE TWELVE [Minerals, etc.].....................................................   4

GRANTING CLAUSE THIRTEEN [Accessions, etc.].................................................   4

ARTICLE 1. DEFINITIONS AND RELATED MATTERS..................................................   5
        Section 1.1    Certain Defined Terms................................................   5
        Section 1.2    Related Matters......................................................  11

ARTICLE 2. [RESERVED].......................................................................  12

ARTICLE 3. REPRESENTATIONS AND WARRANTIES...................................................  12
        Section 3.1    Corporate Existence..................................................  12
        Section 3.2    Authorization; Approvals.............................................  13
        Section 3.3    Enforceability.......................................................  13
        Section 3.4    Validity and Perfection of Security Interests........................  13
        Section 3.5    Title to and Right to Use Assets.....................................  13
        Section 3.6    Non-Contravention....................................................  14
        Section 3.7    Contracts............................................................  14
        Section 3.8    Leases...............................................................  14

                                                                                             PAGE
        Section 3.9    No Other Property....................................................  15
        Section 3.10   Compliance with Laws.................................................  15
        Section 3.11   Property Use; Mechanics Liens........................................  15
        Section 3.12   Condemnation.........................................................  15
        Section 3.13   Litigation...........................................................  15
        Section 3.14   Construction of Improvements.........................................  15

ARTICLE 4. AFFIRMATIVE COVENANTS............................................................  16
        Section 4.1    Secured Obligations of Trustor.......................................  16
        Section 4.2    Compliance with Law: Maintenance of Approvals........................  16
        Section 4.3    Other Reports........................................................  16
        Section 4.4    Insurance............................................................  16
        Section 4.5    Waste and Repair.....................................................  16
        Section 4.6    Impositions; Impounds; Taxes, Capital Costs..........................  16
        Section 4.7    Further Assurances...................................................  17
        Section 4.8    Reimbursement: Waiver of Offsets.....................................  17
        Section 4.9    Litigation...........................................................  18
        Section 4.10   Certain Reports......................................................  18
        Section 4.11   Tax Receipts.........................................................  18
        Section 4.12   FIRPTA Affidavit.....................................................  19
        Section 4.13   Preservation of Contractual Rights...................................  19
        Section 4.14   Tax Service Contract.................................................  19
        Section 4.15   Liens................................................................  19
        Section 4.16   Inspection...........................................................  20

ARTICLE 5. [RESERVED].......................................................................  20

ARTICLE 6. NEGATIVE COVENANTS...............................................................  20
        Section 6.1    Restrictive Uses.....................................................  20
        Section 6.2    No Cooperative or Condominium........................................  20

ARTICLE 7. CASUALTIES AND CONDEMNATION......................................................  20
        Section 7.1    Casualties...........................................................  20
        Section 7.2    Condemnation.........................................................  21

ARTICLE 8. REMEDIES OF BENEFICIARY..........................................................  21
        Section 8.1    Event of Default.....................................................  21
        Section 8.2    Remedies.............................................................  22
        Section 8.3    Power of Sale........................................................  23
        Section 8.4    Proof of Default.....................................................  25
        Section 8.5    Protection of Security...............................................  25
        Section 8.6    Receiver.............................................................  25
        Section 8.7    Curing of Defaults...................................................  26

                                                                                             PAGE
        Section 8.8    Remedies Cumulative..................................................  26
        Section 8.9    Marshaling...........................................................  26
        Section 8.10   Adoption of Covenants................................................  27

ARTICLE 9. SECURITY AGREEMENT AND FIXTURE FILING............................................  27
        Section 9.1    Grant of Security Interest...........................................  27
        Section 9.2    Remedies, etc........................................................  31
        Section 9.3    Expenses.............................................................  31
        Section 9.4    Fixture Filing.......................................................  31

ARTICLE 10. ASSIGNMENT OF RENTS.............................................................  32
        Section 10.1   Assignment of Rents..................................................  32
        Section 10.2   Collection of Rents..................................................  33

ARTICLE 11. ENVIRONMENTAL MATTERS...........................................................  33
        Section 11.1   Representations and Warranties.......................................  33
        Section 11.2   Environmental Covenants..............................................  34

ARTICLE 12. MISCELLANEOUS...................................................................  37
        Section 12.1   Beneficiary's Expenses, including Attorney's Fees....................  37
        Section 12.2   Indemnity............................................................  37
        Section 12.3   Waivers; Modifications in Writing....................................  37
        Section 12.4   Cumulative Remedies; Failure or Delay................................  37
        Section 12.5   Independence of Covenants............................................  38
        Section 12.6   Change of Law........................................................  38
        Section 12.7   No Waiver............................................................  38
        Section 12.8   Notices..............................................................  39
        Section 12.9   References to Foreclosure............................................  39
        Section 12.10  Joinder of Foreclosure...............................................  39
        Section 12.11  Rights and Secured Obligations of Beneficiary and Trustee............  39
        Section 12.12  Copies...............................................................  40
        Section 12.13  Subordination........................................................  40
        Section 12.14  Personalty Security Instruments......................................  40
        Section 12.15  Suits to Protect Property............................................  40
        Section 12.16  Trustor Waiver of Rights.............................................  40
        Section 12.17  Charges for Statements...............................................  41
        Section 12.18  Complete Agreement...................................................  41
        Section 12.19  Payments Set Aside...................................................  41
        Section 12.20  Substitution.........................................................  42
        Section 12.21  Choice of Forum......................................................  42
        Section 12.22  Regulatory Matters...................................................  43
        Section 12.23  [Intentionally Omitted]..............................................  43
        Section 12.24  Waiver of Trial by Jury..............................................  43

                                                                                            PAGE

                      DEED OF TRUST, SECURITY AGREEMENT AND
                     FIXTURE FILING WITH ASSIGNMENT OF RENTS
                                 (WASHOE COUNTY)

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS (this "Deed of Trust") is made as of the 3rd day of December, 1999 by Zante, Inc., a Nevada corporation ("Trustor"), whose principal place of business is located at 345 N. Arlington Avenue, Reno, Nevada 89501, in favor of Western Title Company, Inc., a Nevada corporation, as the trustee ("Trustee"), for the benefit of Foothill Capital Corporation, a California corporation, as beneficiary ("Beneficiary"), whose principal place of business is located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.

                                R E C I T A L S:

A. Pursuant to that certain Loan and Security Agreement dated as of December 3, 1999 (as supplemented and otherwise amended from time to time, the "Loan Agreement"), by and between Trustor, as borrower, and Beneficiary, as the lender, Beneficiary has agreed to make a loan to Trustor on the terms and conditions set forth therein. Unless the context other requires, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

B. In order to induce Beneficiary to extend financial accommodations to Trustor pursuant to the Loan Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Beneficiary to Trustor, Trustor desires to secure the obligations by, among other things, this Deed of Trust.

C. The parties acknowledge that certain provisions of this Deed of Trust may be subject to the laws, rules and regulations ("Applicable Gaming Laws") of the gaming authorities (collectively, "Gaming Authority") of the State of Nevada and of other governmental jurisdictions, including, but not limited to, the Nevada State Gaming Control Board, the Nevada Gaming Commission and the City of Reno Gaming and Liquor Board.

                                   WITNESSETH:

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor does hereby irrevocably grant, bargain, sell, transfer, convey and assign to Trustee, its successors and assigns, in trust, with power of sale, for the benefit and security of Beneficiary, the following, whether now owned or hereafter acquired:

                               GRANTING CLAUSE ONE
                                     [LAND]

All of Trustor's right, title and interest in the real property located in the County of Washoe, State of Nevada, described in EXHIBIT "A" attached hereto and by this reference incorporated herein (the "Land"), together with all and singular the tenements, hereditament, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights, and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity, in any way belonging, benefiting, relating or appertaining to the Land, the airspace over the Land, the "Improvements" (as hereinafter defined), or relating or appertaining to any number of them, or which hereinafter shall in any way belong, relate or be appurtenant thereto.

                               GRANTING CLAUSE TWO
                                 [IMPROVEMENTS]

TOGETHER WITH, any and all structures, buildings, facilities and improvements of every nature whatsoever now or hereafter erected on the Land, including, but not limited to, the "Fixtures" (as hereinafter defined) (collectively, the "Improvements") (the Land and Improvements are referred to collectively as the "Property").

For purposes of this Deed of Trust, Fixtures shall be deemed to include, to the full extent allowed by law, fixtures and all other equipment and machinery now or at any time hereafter owned by Trustor and located or included in or on or appurtenant to the Property and used in connection therewith and which are or become so related to the real property encumbered hereby that an interest arises in them under real estate law which may include, but is not limited to: all docks, piers, barges, vessels, machinery, equipment (including, without limitation, pipes, furnaces, conveyors, drums, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring, stoves, ovens, ranges, dishwashers, disposals, food storage, food processing (including restaurant fixtures), trash and garbage removal and maintenance equipment), office equipment, all built-in tables, chairs, mantels, screens, plumbing, bathtubs, sinks, basins, faucets, laundry equipment, planters, desks, sofas, shelves, lockers and cabinets, laundry equipment, all safes, furnishings, appliances (including, without limitation, food warming and holding equipment, iceboxes, refrigerators, fans, heaters, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian or other blinds, curtains, lamps, chandeliers and other lighting fixtures.

                              GRANTING CLAUSE THREE
                                  [RENTS, ETC.]

TOGETHER WITH all rents, income, security or similar deposits, including without limitation, receipts, issues, royalties, earnings, products or proceeds, profits, maintenance, license and concession fees and other revenues to which Trustor may now or hereafter be entitled with respect to the Property, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part, whether actual or deemed to be, for the sale of services or products in connection therewith and/or in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds and deposits for conventions and/or party reservations (collectively, the "Rents"), subject to the revocable license hereinafter given to Trustor to collect and apply such Rents.

                              GRANTING CLAUSE FOUR
                [LEASES, INCLUDING DEPOSITS AND ADVANCE RENTALS]

TOGETHER WITH (a) all estate, right, title and interest of Trustor in, to and under any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreement franchise agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing, (b) all right, title, claim, estate and interest of Trustor thereunder, including, without limitation, all claims of the lessor thereunder, letters of credit, guarantees or security deposits, advance rentals, and any and all deposits or payments of similar nature and (c) the right to enforce against any tenants thereunder and otherwise with respect to the Property any and all remedies under any of the foregoing, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty thereof, to terminate, modify, or amend any such agreement; to obtain possession of, use, or occupy, any of the real or personal property subject to any such agreement; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of any such agreement and all obligations of the tenants thereunder based upon (i) any breach by such tenant thereunder (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such agreement pursuant to any Bankruptcy Code), and (ii) the use and occupancy of the premises demised, whether or not pursuant to the applicable agreement (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or any Bankruptcy Code).

                              GRANTING CLAUSE FIVE
                           [OPTIONS TO PURCHASE, ETC.]

TOGETHER WITH all right, title and interest of Trustor in and to all options and other rights to purchase or lease the Property or any portion thereof or interest therein, if any, and any greater estate in the Property owned or hereafter acquired by Trustor.

                               GRANTING CLAUSE SIX
                                  [PERSONALTY]

TOGETHER WITH all right, title and interest of Trustor in and to all Tangible Property and Intangible Property (except, with respect to Casino Licenses, as prohibited by Applicable Gaming Laws) now or at any time hereafter located on or appurtenant to the Property and used or useful in connection with the ownership, management or operation of the Property, including, without limitation, the Personalty.

                              GRANTING CLAUSE SEVEN
                           [CONDEMNATION AWARDS, ETC.]

TOGETHER WITH all the estate, interest right title, other claim or demand, which Trustor now has or may hereafter acquire in any and all awards, payments or other consideration made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards, payments or other consideration resulting from a change of grade of streets and for severance damages.

                              GRANTING CLAUSE EIGHT
                              [INSURANCE PROCEEDS]

TOGETHER WITH, all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire with respect to the proceeds of insurance in effect with respect to all or any part of the Property, together with all interest thereon and the right to collect and receive the same.

                              GRANTING CLAUSE NINE
                           [CLAIMS FOR DAMAGES, ETC.]

TOGETHER WITH all the estate, interest, right, title and other claim or demand which Trustor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Property, including, without limitation, damage arising from any defect in or with respect to the design or construction of all or any part of the Improvements and damage resulting therefrom.

                               GRANTING CLAUSE TEN
     [DEPOSITS, ADVANCE PAYMENTS AND REFUNDS OF INSURANCE, UTILITIES, ETC.]

TOGETHER WITH all deposits or other security or advance payments including rental payments made by or on behalf of Trustor to others, and all refunds made by others to Trustor, with respect to (i) insurance policies relating to all or any part of the Property, (ii) utility service for all or any part of the Property, (iii) cleaning, maintenance, repair, or similar services for all or any part of the Property, (iv) refuse removal or sewer service for all or any part of the Property, (v) rental of equipment, if any, used in the operation, maintenance or repair by or on behalf of Trustor of all or any part of the Property and (vi) parking or similar services or rights afforded to all or any part of the Property.

                             GRANTING CLAUSE ELEVEN
                              [WATER RIGHTS, ETC.]

TOGETHER WITH all water rights, water stock, water permits and other rights to the use of water that are now or that may be hereinafter used in connection with the said Property, or any part thereof, or any improvements or appurtenances thereto.

                             GRANTING CLAUSE TWELVE
                                [MINERALS, ETC.]

TOGETHER WITH all oil and gas and other mineral rights, if any, in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto.

                            GRANTING CLAUSE THIRTEEN
                               [ACCESSIONS, ETC.]

TOGETHER WITH all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire, and all conversions of any of the foregoing; Trustor agrees that all property hereafter acquired by Trustor and required by the Loan Agreement, this Deed of Trust or any other Loan Document to be subject to the lien and security interests created by this Deed of Trust shall forthwith upon the acquisition thereof by Trustor be subject to the lien and security interests of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and the Beneficiary is hereby authorized to receive any and all such property as and for additional security for the Obligations.

The entire estate, property and interest hereby conveyed to Trustee may hereafter be referred to as the "Trust Estate."

FOR THE PURPOSE OF SECURING:

A. the Obligations; and

B. the due and punctual payment and performance of any and all present and future obligations and liabilities of Trustor of every type or description to Beneficiary, arising under or in connection with the Loan Agreement, this Deed of Trust or any other Loan Document including for reimbursement of amounts permitted to be advanced or expended by Beneficiary (i) to satisfy amounts required to be paid by Trustor under this Deed of Trust or any other Loan Document together with interest thereon to the extent provided, or (ii) to protect the Trust Estate, together with interest thereon to the extent provided;

in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (all obligations and liabilities described herein, including, without limitation, the Obligations, are collectively referred to herein as the "Secured Obligations").

To protect the security of its Deed of Trust, Trustor hereby covenants and agrees as follows:

                                   ARTICLE 1.
                         DEFINITIONS AND RELATED MATTERS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

"Accounts" shall have the meaning set forth in Section 9.1.2 hereof.

"Applicable Gaming Laws" has the meaning set forth in Recital C above.

"Applicable Laws" has the meaning set forth in Section 3.7 hereof.

"Beneficiary" has the meaning set forth in the Preamble.

"Casino" means a gaming establishment owned, directly or indirectly, by Trustor and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment and other property asset directly ancillary thereto and used or to be used in connection therewith.

"Casino License" means any material license, franchise or other approval or authorization required to own, lease or operate a Casino, or otherwise conduct gaming in any jurisdiction in which Trustor conducts, or proposes in good faith to conduct, gaming business, including any applicable liquor license.

"Chattel Paper" has the meaning set forth in Section 9.1.1.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Default Rate" shall mean the interest rate specified in Section 2.6(c) of the Loan Agreement.

"Documents" has the meaning set forth in Section 9.1.9.

"Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys fees, charges and disbursements (including, without limitation, costs of appeal), and consultants fees, any of which are actually incurred at any time as a result of the existence or alleged existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence or alleged existence of a violation of Environmental Requirements pertaining to the Property regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including, without limitation:

               (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including, but not limited to, claims brought by or on behalf of employees of Trustor, with respect to which Trustor waives, for the benefit of Beneficiary only, any immunity to which it may be entitled under any industrial or workers compensation laws;

               (ii) reasonable fees actually incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, abatement containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys fees, charges and disbursements (including, without limitation, costs of appeal) actually incurred in enforcing this Deed of Trust or collecting any sums due hereunder; and

               (iii) liability to any Person to indemnify such Person for actual costs incurred in good faith in connection with the items referenced in subparagraphs (i) and (ii) hereof.

"Environmental Requirements" means the common law and all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all a governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, injunctions, judgments and orders relating to the environment, including, without limitation:

               (i) all requirements, including, but not limited to, those relating or pertaining to (A) reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment (including, without limitation, ambient air, surface water, groundwater or land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature, including without limitation, Hazardous Materials or (C) underground storage tanks and related piping, and emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature therefrom; and

               (ii) all other requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Materials.

"Equipment" has the meaning set forth in Section 9.1.7.

"Fixtures" has the meaning set forth in Section 9.1.7.

"Gaming Authority" has the meaning set forth in Recital C above.

"Gaming Equipment" means all equipment and supplies used in the operation of a casino, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, gaming tokens, player tracking systems, and all other gaming devices (as defined in NRS 463.0155), cashless wagering systems (as defined in NRS 463.014) and associated equipment (as defined in NRS 463.0136).

"General Intangibles" has the meaning set forth in Section 9.1.10.

"Hazardous Materials" means any chemical, material or substance:

               (i) which is or becomes defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," extremely hazardous waste," "restricted hazardous waste" or "toxic substances" or words of similar import intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity" under any applicable local, state or federal law or under regulations adopted or publications promulgated pursuant thereto, including, but not limited to, any such laws or regulations promulgated by governmental authorities of the State of Nevada; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act as amended, 49 U.S.C.
Section 1801, et seq., the Resource Conservation and Recovery Act as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; or any substance defined as a "hazardous substance," "hazardous waste," "hazardous substance," "highly hazardous substance," "hazardous material" or words of similar meaning as referred to in Nevada Revised Statutes ("NRS") Chapters 459, 444, 445A, 445B, 590, NRS Sections 618.750-618.850, inclusive, NRS Section 477.045, and the Uniform Fire Code (1988 edition), as now existing and as hereafter amended, and any administrative regulations adopted pursuant thereto; or

               (ii) without limitation, which contains gasoline, crude oil, diesel fuel or other petroleum hydrocarbons in violation of applicable Environmental Requirements; or

               (iii) without limitation, which contains "PCBs" (as hereinafter defined) or asbestos or urea formaldehyde foam insulation or radon gas.

"Impositions" means any and all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Property, and any and all other governmental charges (including any penalties and other charges imposed by any Gaming Authority) and any interest or costs or penalties with respect thereto, in each case whether general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution hereof may be assessed, levied, imposed, or become a lien upon the Property or the Rents, but excluding taxes on Trustor's income or operating revenues; (ii) charges for any easement or agreement maintained for the benefit of the Property and (iii) other charges, expenses, payments or assessments of any nature, if any, which are or may be assessed, levied, imposed or become a lien upon the Property or the Rents, including mechanics and other Permitted Liens.

"Impound Account" means the account that Trustor may be required to maintain pursuant to Section 4.6.2 of this Deed of Trust for the deposit of amounts required to pay Impositions and insurance premiums.

"Improvements" has the meaning set forth in Granting Clause Two.

"Indemnitees" has the meaning set forth in Section 11.2.7.

"Intangible Property" means any and all intangible personal property used in the operation of the Property, including, without limitation, (a) the rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Land, or the Improvements, including, without limitation, the name "The Sands Regent" and any variations thereof, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Land or the Improvements or in which Trustor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Land or the Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Land or the Improvements, including, without limitation, any interest as a licensee or franchisee, and, in each case, together with the goodwill associated therewith;
(b) maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto and all architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or the Property or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land;
(c) any and all books, records, customer lists (including lists or information derived from or related to any player tracking system described within the definition of "Tangible Property"), concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by Persons other than Trustor), cash, instruments, Chattel Papers, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, and all other contract rights and general intangibles resulting from or used in connection with the operation of the Trust Estate and in which Trustor now or hereafter has rights; (d) all of Trustor's documents, instruments, contract rights, and general intangibles including, without limitation, all insurance policies, permits, licenses, franchises and agreements required for the use, occupancy or operation of the Land, or any of the Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under applicable law); (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements with respect to the Land, the Improvements and/or the business being conducted thereon, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom; whether any of the foregoing is now owned or hereafter acquired and
(f) any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights) now or hereafter obtained by Trustor from any governmental authority having or claiming jurisdiction over the Land, the Tangible Property, the Property or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land, including, without limitation, any Casino Licenses.

"Intellectual Property Collateral" shall have the meaning set forth in Section 9.1.15.

"Inventory" has the meaning set forth in Section 9.1.6.

"Negotiable Collateral" means all of the Trustor's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein Trustor is the lessor), chattel paper, and books and records relating to any of the foregoing.

"Land" has the meaning set forth in Granting Clause One.

"Leases" means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing.

"Loan Documents" has the meaning set forth in the Loan Agreement.

"NRS" means the Nevada Revised Statutes.

"PCBs" means polychlorinated biphenyls.

"Personalty" means the Intangible Property and the Tangible Property.

"Proceeds" has the meaning set forth in Section 9.1.22.

"Property" has the meaning set forth in Granting Clause Two.

"Public Waters" means any river, lake, stream, sea, ocean, gulf, bay or other public body of water.

"Receiver" means any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

"Rents" has the meaning set forth in Granting Clause Three.

"Tangible Property" means any and all tangible personal property used in the operation of the Property, including, without limitation, all goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Property and/or used in the operation of any hotel, casino, restaurant store, parking facility, special events arena, theme park, and any other commercial operations on the Property, including but not limited to Inventory, communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored on all or any portion of the Property in which Trustor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land or the Improvements, and all construction materials and all Fixtures, including, but not limited to, all gaming equipment and devices which are used in connection with the operation of the Property and those items of Fixtures which are purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter owns or acquires an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Property; to the extent permitted by the applicable contract or applicable law, all financial equipment computer equipment, player tracking systems (including all computer hardware, operating software programs and all right, title and interest in and to any applicable license therefor and all equipment included within the definition of "associated equipment" under NRS 463.0136), calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Property, and all present and future right, title and interest of Trustor in and to any casino operator's agreement, license agreement or sublease agreement used in connection with the Property.

"Title Policy" means the title insurance policy or policies in favor of Beneficiary insuring the lien of this Deed of Trust.

"Trademarks" means trademarks, servicemarks and trade names, all registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including without limitation any and all licenses and rights granted to use any trademark, serviceman or trade name owned by any other Person. "Trust Estate" has the meaning set forth hereinabove.

"UCC" means the Uniform Commercial Code (as amended from time to time) as adopted by the State of Nevada.

        Section 1.2 Related Matters.

            1.2.1 Terms Used in the UCC. Unless the context clearly otherwise requires, all lower case terms used in Section 9 of this Deed of Trust and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

            1.2.2 Construction. Unless the context of this Deed of Trust clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Deed of Trust refer to this Deed of Trust as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Section 1.2.5) and not to any particular provision of this Deed of Trust. Article, section, subsection, exhibit, recital, preamble and schedule references in this Deed of Trust are to this Deed of Trust unless otherwise specified. References in this Deed of Trust to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

            1.2.3 Determinations. Any determination or calculation contemplated by this Deed of Trust that is made by Beneficiary shall be final and conclusive and binding upon the Trustor in the absence of manifest error. References in this Deed of Trust to "determination" by Beneficiary include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of Beneficiary (or terms of similar import) shall mean "absolute and sole discretion," unless otherwise indicated. All consents and other actions of Beneficiary contemplated by this Deed of Trust may be given, taken, withheld or not taken in Beneficiary's discretion (whether or not so expressed), except as otherwise expressly provided herein. No approval or consent of Beneficiary shall be effective unless the express written approval or consent of Beneficiary is received by Trustor.

            1.2.4 Governing Law. This Deed of Trust shall be governed by, and construed in accordance with, the laws (other than the rules regarding conflicts of laws) of the State of Nevada. It is the express intention of Trustor and Beneficiary that California's one-action, antideficiency, and fair value rules (including, without limitation, Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure) shall not be applicable to this Deed of Trust or the enforcement thereof. Beneficiary and Trustee each agrees to cooperate with the Gaming Authorities of the State of Nevada in connection with the administration of their regulatory jurisdiction over Trustor, including the provision of such documents or other information as may be requested by the Gaming Authorities of the State of Nevada relating to Trustor or to the Loan Documents.

            1.2.5 Headings. The Article and Section headings used in this Deed of Trust are for convenience of reference only and shall not affect the construction hereof.

            1.2.6 Severability. If any provision of this Deed of Trust or any lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other lien or right granted hereby or the validity, legality or enforceability of such provision, lien or right in any other jurisdiction.

            1.2.7 Exhibits and Schedules. All of the appendices, exhibits and schedules attached to this Deed of Trust shall be deemed incorporated herein by reference.

                                   ARTICLE 2.
                                   [RESERVED]

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

Trustor hereby represents and warrants to Beneficiary and Trustee that:

        Section 3.1 Corporate Existence. Trustor (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, (c) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to be so licensed or qualified reasonably could be expected to result in a Material Adverse Change; and (d) the principal place of business (as defined in the UCC) of Trustor is in Nevada.

        Section 3.2 Authorization; Approvals. The execution, delivery and performance by Trustor of this Deed of Trust are within Trustor's corporate powers and authority, have been duly authorized by all necessary corporate action, and do not contravene (a) Trustor's Governing Documents or (b) any law or any material contractual restriction binding on or affecting Trustor or the Property. All authorizations or approvals or other actions by, or notice to or filing with, any governmental authority required for the due execution, delivery and performance by Trustor of this Deed of Trust, as of the date hereof, have been duly obtained and are in full force and effect.

        Section 3.3 Enforceability. This Deed of Trust has been duly executed and delivered by Trustor and is the legal, valid and binding obligation of Trustor, enforceable against Trustor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally and general principles of equity.

        Section 3.4 Validity and Perfection of Security Interests. The liens and security interests in the Trust Estate created in accordance with the terms hereof constitute valid security interests, and, (a) upon recordation of this Deed of Trust in the appropriate office in Washoe County, Nevada, (b) upon the filing of financing statements naming Trustor as "Debtor" and Beneficiary as "Secured Party" and describing the Trust Estate in the filing offices of the Secretary of State of Nevada and in the real estate records of Washoe County, Nevada, (c) upon the delivery of any instruments and Chattel Paper which are included in the Trust Estate to Beneficiary, (d) to the extent subject to U.S. federal law and not Article 9 of the UCC, upon recordation of the security interests granted in patents, if any, Trademarks, if any, and copyrights, if any, in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, along with the registration of all U.S. copyrights in the U.S. Copyright Office and, to the extent governed by foreign law, the taking of all steps necessary under applicable foreign law to perfect or record the security interest in all foreign Intellectual Property Collateral applications and registrations and (e) to the extent ownership of Collateral is represented by a certificate, a notation on the certificate of the lien granted hereby, the security interests granted to Beneficiary hereunder will constitute perfected security interests therein superior and prior to all liens, rights or claims of all other Persons other than Permitted Liens.

        Section 3.5 Title to and Right to Use Assets. Trustor has good and marketable fee simple title in the Land and is the legal and beneficial owner of the remainder of the Trust Estate (and as to the Trust Estate whether now existing or hereafter acquired, Trustor will continue to own each item thereof), free and clear of all liens except Permitted Liens. Trustor has the right to hold, occupy and enjoy its interest in the Trust Estate subject to the terms of the Casino Licenses and subject to the Permitted Liens, and has valid right, full power and legal authority, subject to Applicable Gaming Laws, to mortgage and pledge the same as provided herein, and Trustor shall defend the Trust Estate against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Beneficiary (except for Permitted Liens) and Beneficiary may, subject to Applicable Gaming Laws, at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof.

        Section 3.6 Non-Contravention. Neither the execution, delivery or performance of this Deed of Trust by the Trustor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the terms of or constitute a default under any material agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Trustor is a party or by which it or any of its property or assets is bound or to which it may be subject, (ii) conflict with any law, order, rule or regulation applicable to the Trustor of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Trustor or the Trust Estate, or
(iii) result in or require the creation or imposition of (or the obligation to create or impose) any lien (other than the lien contemplated hereby or by any other Loan Document), upon or with respect to any of the property or assets now owned or hereafter acquired by Trustor.

        Section 3.7 Contracts. Each material contract which is part of the Trust Estate (each, a "Contract"), (i) is the genuine, legal, valid, and binding obligation of Trustor, (ii) is enforceable against Trustor in accordance with its terms except as enforcement may be limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, (iii) is in full force and effect and is, to Trustor's knowledge, not subject to any setoffs, defenses, overdue taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Contract, and (iv) is, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign ("Applicable Laws"). Neither Trustor nor, to the best knowledge of Trustor, any other party to any Contract is in default in the performance or observance of any of the terms thereof. No party to any Contract is the United States government or an instrumentality thereof.

        Section 3.8 Leases. Trustor has delivered to Beneficiary true, correct and complete copies of all Leases, including all amendments thereof and modifications thereto. Each Lease (i) is the genuine, legal, valid and binding obligation of Trustor, (ii) is enforceable against Trustor and, to the best of Trustor's knowledge, the other party thereto, in accordance with its terms,
(iii) is in full force and effect and is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Lease, and (iv) is in compliance with all Applicable Laws other than those laws the violation of which could not reasonably be expected to result in a Material Adverse Change.

        Section 3.9 No Other Property. The Trust Estate constitutes all of the property (whether owned, leased or otherwise) currently used by Trustor in connection with the operation of the Sands Regency Facility.

        Section 3.10 Compliance with Laws. To the best knowledge of Trustor, except as otherwise disclosed in writing to Beneficiary, the Trust Estate and the proposed and actual use thereof comply in all material respects with all Applicable Laws, and there is no proceeding pending or, to the best knowledge of Trustor, threatened before any court, quasi-judicial body, governmental authority or administrative agency relating to the validity of the Loan Documents or the proposed or actual use of the Trust Estate that if decided adversely could reasonably be expected to result in a Material Adverse Change.

        Section 3.11 Property Use; Mechanics Liens. The Property is not used principally or primarily for agricultural or grazing purposes. Except to the extent previously disclosed in writing to Beneficiary prior to the date hereof, all costs for labor and material for the removal, construction and renovation of the Improvements (including, without limitation, any additions and alterations thereto) have been paid in full or will be paid in accordance with Section 4.15 hereof.

        Section 3.12 Condemnation. There are no pending or, to the best knowledge of Trustor, threatened condemnation or eminent domain proceedings against the Trust Estate or any part thereof.

        Section 3.13 Litigation. Except as disclosed in writing to Beneficiary on the date hereof, there are no pending or, to the best knowledge of Trustor, threatened, actions, claims, proceedings, investigations, suits or proceedings before any court, governmental agency or arbitrator that if decided adversely could reasonably be expected to result in a Material Adverse Change.

        Section 3.14 Construction of Improvements. All Improvements have been and will be constructed in all material respects in accordance with Applicable Laws and all requirements of governmental authorities and governmental approvals. To the best knowledge of Trustor, the Improvements are free from latent and patent defects, and do not require any material repairs, reconstruction or replacement on the date hereof (except for any material repairs, reconstruction or replacement that do not have a material adverse effect on the value of the Improvements and do not materially and adversely affect Trustor's use and operation of the Improvements).

                                   ARTICLE 4.
                              AFFIRMATIVE COVENANTS

Trustor hereby covenants to and agrees with Beneficiary as follows:

        Section 4.1 Secured Obligations of Trustor. Trustor will perform, observe and comply with its Secured Obligations arising under this Deed of Trust and shall continue to be liable for the performance of its Secured Obligations arising under this Deed of Trust until discharged in full, notwithstanding any actions of partial foreclosure that may be brought hereunder to recover any amount or amounts expended by Beneficiary on behalf of Trustor in order to cure any of Trustor's defaults or to satisfy any of Trustor's obligations or covenants under any agreement relating to the Trust Estate and to which Trustor is a party or by which the Trust Estate is bound.

        Section 4.2 Compliance with Law: Maintenance of Approvals. Except as expressly permitted by the Loan Agreement, Trustor shall (i) comply with all requirements of law applicable to the ownership, operation, use and occupancy of all or any portion of the Trust Estate, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, or structural or nonstructural, and (ii) maintain in full force and effect all authorizations, approvals or other actions, including, without limitation, Casino Licenses and liquor licenses and permits, which are necessary or desirable for the performance of Trustor's obligations pursuant to this Deed of Trust or for the business conducted by Trustor on the Property.

        Section 4.3 Other Reports. Trustor shall provide from time to time such additional information regarding Trustor or the Trust Estate as are required under the Loan Agreement or as Beneficiary may reasonably request.

        Section 4.4 Insurance. Trustor, at its sole cost and expense, will provide, maintain and keep in force the insurance required by Section 6.10 of the Loan Agreement ("Insurance Policies").

        Section 4.5 Waste and Repair. Except as may be expressly permitted by the Loan Agreement, Trustor shall at all times cause the Trust Estate to be maintained in normal working order and condition (reasonable wear and tear excepted). Trustor shall not suffer any waste of the Property or do or permit to be done thereon anything not otherwise permitted in the Loan Agreement that may in any way impair the security of this Deed of Trust. Trustor shall not abandon the Property nor leave the Property unprotected or deserted.

        Section 4.6 Impositions; Impounds; Taxes, Capital Costs

            4.6.1 Impositions Affecting the Property. Trustor shall pay when due all Impositions (or currently payable installments thereof) that are or that may become a lien on the Property or are assessed against the Property or the Rents; provided, however, that Trustor may, at its expense, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided, that (i) neither the Property nor any substantial part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest, and (ii) except in the case of a lien junior to the lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be required by law to release such lien.

            4.6.2 Impounds; Impound Account. Upon the occurrence and during the continuance of an Event of Default and at the request of Beneficiary, Trustor will pay to Beneficiary monthly an amount equal to one-twelfth (1/12th) of the annual cost (or such greater amount as may be reasonably necessary for Beneficiary to have on hand sufficient funds to pay the next installment prior to delinquency) of Impositions on the Property (but only those Impositions defined in clause (i) of the definition of "Impositions"), together with an amount equal to the estimated next hazard and other required insurance premiums in order to accumulate with Beneficiary sufficient funds to pay such Impositions and premiums at least 15 days prior to their respective due dates. Such funds shall be held by Beneficiary on a commingled basis and shall not bear interest. Said accumulated funds shall be paid and applied by Beneficiary with respect to such Impositions and insurance premiums as and when due.

        Section 4.7 Further Assurances. Trustor shall, at its own expense, perform such acts as may be necessary, or that Beneficiary may request at any time, to execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and all such further assurances of title and will do or cause to be done all further acts and things as may be proper or reasonably necessary to carry out the purpose hereof and to subject to the liens hereof any property intended by the terms hereof to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

        Section 4.8 Reimbursement: Waiver of Offsets.

            4.8.1 In the event any tax, stamp tax, assessment water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection, Imposition, or in the event any other amount required to be paid by Trustor hereunder shall remain unpaid, then, to the extent that Beneficiary determines that such failure by Trustor reasonably could be expected to result in a Material Adverse Change, in its discretion, Beneficiary shall, upon not less than 2 Business Days prior written notice, unless exigent circumstances exist, in which case, such prior written notice may be dispensed with, have the right to pay such amount and shall have the right to declare immediately due and payable any such amount so paid. In the event a lien having priority over the lien of this Deed of Trust shall remain unpaid and Trustor is not contesting such amount pursuant to the terms hereof or the Loan Agreement, Beneficiary shall have the right to pay such amount and shall have the right to declare immediately due and payable any such amount so paid. Any amount so paid by Beneficiary shall bear interest at the then applicable interest rate provided the Loan Agreement from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt by Trustor of written demand therefor.

            4.8.2 Except as otherwise provided herein, in the Loan Agreement or in the other Loan Documents, all sums payable by Trustor hereunder or under the other Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof, (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof, (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.

        Section 4.9 Litigation. Trustor will, promptly upon obtaining actual knowledge thereof, give notice in writing to Beneficiary of any litigation commenced that is reasonably likely to have a Material Adverse Change on the Property or the liens created hereby other than unlawful detainer proceedings brought by Trustor.

        Section 4.10 Certain Reports. Trustor will, promptly and in any event within fifteen days after actual receipt by Trustor thereof, deliver to Beneficiary a copy of any written notice or citation concerning any actual, alleged or suspected violation of Environmental Requirements or liability of Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon.

        Section 4.11 Tax Receipts. Subject to the provisions of Section 4.6.1 hereof, Trustor shall provide to Beneficiary, within 30 days after demand made therefor, bills (which shall be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), water rates, sewer rates, and/or any other Imposition that have become a lien (other than an inchoate lien) upon the Trust Estate.

        Section 4.12 FIRPTA Affidavit. Trustor hereby represents and warrants to Beneficiary under penalty of perjury:

        (i)   Trustor's U.S. Taxpayer Identification Number is 88-0149221;

        (ii)  Trustor's business address is set forth in the preamble hereto;
        and

        (iii) Trustor is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., Trustor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

        Trustor agrees to indemnify, defend, protect and hold Beneficiary and Beneficiary's agents harmless of, from and against any and all loss, liability, costs, damages, claims or causes of action including reasonable attorneys fees, costs and expenses which may be actually incurred by Beneficiary or Beneficiary's agents by reason of any failure of any representation or warranty made by Trustor in this Section 4.12 to be true and correct in all respects, including, but not limited to, any liability for failure to withhold any amount required under Code
        Section 1445 in the event of foreclosure or other transfer of the Property.

        Section 4.13 Preservation of Contractual Rights. Except as otherwise expressly permitted by the Loan Agreement, Trustor shall, prior to delinquency, default or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any material contract, lease, license, permit or other authorization (a) under which it holds any Tangible Property, or (b) which constitutes part of the Intangible Property.

        Section 4.14 Tax Service Contract. At any time after the occurrence and during the continuance of an Event of Default, at the request of Beneficiary and at Trustor's and/or its permitted successor's sole expense, Beneficiary shall be furnished a tax service contract in form satisfactory to Beneficiary issued by a tax reporting agency reasonably satisfactory to Beneficiary, which contract shall remain in force until indefeasible discharge in full of the Secured Obligations.

        Section 4.15 Liens. Trustor shall pay and promptly discharge, at Trustor's cost and expense, all liens upon the Trust Estate, or any part thereof or interest therein other than the Permitted Liens. Trustor shall have the right to contest in good faith the validity of any such lien, provided Trustor shall (except in the case of a lien junior to the lien created by this Deed of Trust) first post such bond or furnish such other security as may be required by law to release such lien, and provided however that Trustor shall thereafter diligently proceed to cause such lien to be removed and discharged. If Trustor shall fail to discharge any such lien, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed or otherwise giving security for such lien, or in such manner as is or may be prescribed by law. Any amount so paid by Beneficiary shall bear interest at the Default Rate from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the lien of this Deed of Trust and shall be payable by Trustor to Beneficiary upon demand.

        Section 4.16 Inspection. Trustor shall permit Beneficiary, from time to time hereafter, to enter upon and inspect during normal business hours, the Property and the construction and operation thereof, for such purposes reasonably deemed necessary by Beneficiary, it being agreed by Trustor that Beneficiary's good faith belief of the existence of a past or present release or threatened release of any Hazardous Material into, onto, beneath or from the Property shall be conclusively deemed reasonable; provided, however, that no such prior notice shall be necessary and such inspection may occur at any time if (i) Beneficiary reasonably believes that an emergency exists or is imminent or (ii) the giving or delivery of such notice is prohibited or stayed by Applicable Laws.

                                   ARTICLE 5.
                                   [RESERVED]


                                   ARTICLE 6.
                               NEGATIVE COVENANTS

Trustor hereby covenants to and agrees with Beneficiary as follows:

        Section 6.1 Restrictive Uses. Trustor covenants not to suffer any liens against the Trust Estate (other than Permitted Liens).

        Section 6.2 No Cooperative or Condominium. Trustor shall not operate or permit the Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise.

                                   ARTICLE 7.
                           CASUALTIES AND CONDEMNATION

        Section 7.1 Casualties.

                7.1.1 Trustor will notify Beneficiary in writing promptly after loss or damage caused by fire, wind or other casualty to the Property ("Casualty") involving an aggregate amount of $25,000 or more.

                7.1.2 Any and all proceeds from insurance policies payable to Beneficiary under the Loan Agreement shall be treated in accordance with Section
6.10 of the Loan Agreement and shall be released to Trustor or applied to the discharge of the Secured Obligations as set forth in the Loan Agreement.

        Section 7.2 Condemnation. Trustor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the entire Property or any material portion thereof, will notify Trustee and Beneficiary of the pendency of such proceedings. Trustee and Beneficiary may participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments reasonably requested by Beneficiary to permit such participation; provided, however, that Trustor shall have the sole right to participate in and settle any and all such proceedings unless an Event of Default then exists and continues. In any such condemnation proceedings Beneficiary may be represented by counsel selected by Beneficiary at the sole cost and expense of Trustor. Trustor shall cause the net proceeds of any award or compensation or payment in lieu or settlement thereof to be applied as set forth in Section 6.10 of the Loan Agreement. To the extent permitted by applicable law, Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law, including NRS 37.115, which provide for allocation of condemnation proceeds between a property owner and a lienholder.

                                   ARTICLE 8.
                             REMEDIES OF BENEFICIARY

        Section 8.1 Event of Default. Subject to any applicable cure period provided for in the Loan Agreement or in this Deed of Trust (any such cure periods to run concurrently, and not consecutively, with any other cure periods provided herein or by law) any of the following shall be deemed to be an "Event of Default" hereunder:

                8.1.1 The occurrence of one or more "Events of Default" (as defined in Section 8 of the Loan Agreement) shall constitute an Event of Default under this Deed of Trust;

                8.1.2 (a) Trustor fails or neglects to perform, keep, or observe any covenant or other provision contained in Section 4.3 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, (b) Trustor fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 4.5, 4.6, 4.10, and 4.11 hereof and such failure or neglect is not cured within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Beneficiary or the date on which such breach first becomes known to any officer of Borrower, or (c) Trustor fails or neglects to perform, keep, or observe any of the terms, covenants and conditions in this Deed of Trust or any of the other Loan Documents (other than a Section that is expressly provided for elsewhere in this Section 8.1.2);

                8.1.3 Any statement, representation or warranty given by Trustor to Trustee or Beneficiary in any of the Loan Documents, in connection with the Loan Agreement or in any other document provided by Trustor, including this Deed of Trust, is found to be materially false or misleading;

                8.1.4 A material default under or the institution of foreclosure or other proceedings to enforce, any lien or Permitted Lien of any kind upon the Property or any portion thereof.

        Section 8.2 Remedies. At any time after the occurrence and during the continuance of an Event of Default, Beneficiary may:

                8.2.1 In person, by agent or by a receiver, and without regard to the adequacy of security, the solvency of Trustor or any other matter, (i) enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee, (ii) inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release of Hazardous Materials into, onto, beneath or from the Property, (iii) negotiate with governmental authorities with respect to compliance with Environmental Requirements and remedial measures, (iv) take any action necessary to ensure compliance with Environmental Requirements, including, but not limited to, spending Rents in connection with any cleanup, remediation or other response action with respect to Hazardous Materials or (v) sue for or otherwise collect the Rents, issues and profits thereof and apply the same, less costs and expenses of operation and collection, including reasonable attorneys fees actually incurred, to the Secured Obligations, all in such order as Beneficiary may determine in accordance with the Loan Documents. The entering upon and taking possession of said Property, the collection of such Rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, or deprive Beneficiary of the benefits of any indemnity set forth herein;

                8.2.2 Commence an action to foreclose this Deed of Trust in the manner provided by Applicable Laws for the foreclosure of mortgages or deeds of trust of real property;

                8.2.3 Seek a judgment that Trustor has breached its covenants, representations and/or warranties set forth in this Deed of Trust or any other Loan Document regarding Environmental Requirements and/or Hazardous Materials, by commencing, maintaining and concluding, and enforcing a judgment arising from, an action for breach of contract, without regard to whether Beneficiary has commenced an action to foreclose this Deed of Trust, and to seek injunctive or other appropriate equitable relief and/or the recovery of any and all Environmental Damages, it being conclusively presumed between Trustor and Beneficiary that any reasonable costs advanced or expenses actually incurred by Beneficiary relating to the cleanup, remediation or other response action with respect to the Property were made or incurred by Beneficiary in good faith;

                8.2.4 Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record;

                8.2.5 In accordance with NRS 40.512, Beneficiary may waive its lien against any parcel of the Property or portion thereof or all or any portion of the Fixtures or Personalty attached to the Property, to the extent such property is determined to be environmentally impaired, and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor's assets for the recovery of any deficiency, including, but not limited to, seeking an attachment order under NRS Chapter 31. No such waiver shall be final or binding on Beneficiary unless and until a final money judgment is obtained against Trustor. As between Beneficiary and Trustor, Trustor shall have the burden of proving that any "release" (as defined in NRS 40.505) or threatened release was not knowingly or negligently caused or contributed to, or knowingly or willfully permitted or acquiesced to by Trustor or any related party (or any affiliate or agent of Trustor or any related party) and that Trustor made written disclosure of the release to Beneficiary or that Beneficiary otherwise obtained actual knowledge thereof. Trustor's obligations hereunder shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this Section 8.2.5, Trustor hereby waives the defense of laches and any applicable statute of limitations. Trustor acknowledges and agrees that notwithstanding anything to the contrary, express or implied, in this Deed of Trust or in any of the other Loan Documents (including, without limitation, any nonrecourse or exculpatory language, if any), Trustor shall be personally liable for any recovery described in this Section 8.2.5 and such liability shall not be limited to the amount of the Secured Obligations;

                8.2.6 With respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Property, or proceed to sell said Personalty separately and without regard to the Property in accordance with Beneficiary's rights and remedies; provided that Beneficiary shall first apply for and receive all required approvals of any Gaming Authority having jurisdiction over the sale or disposition of Gaming Equipment prior to the sale or disposition thereof; and/or

                8.2.7 Pursue any and all other remedies it may have, at law or in equity, or under any other document or instrument, except as otherwise provided in the Loan Agreement.

        Section 8.3 Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

                8.3.1 Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor notices of default and sale to be given in accordance with the provisions of Applicable Laws, including NRS Chapter 107. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by Applicable Laws and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof of any Person, including, without limitation, Trustor or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers against the claims of all Persons claiming by, through or under Trustor. To the maximum extent allowed by Applicable Laws, Beneficiary, if it is the purchaser, may apply the amount of the Secured Obligations then due and payable toward payment of the purchase price. To the maximum extent permitted by Applicable Laws, Trustor hereby waives its right, if any, to require that the Property be sold as separate tracts or units in the event of foreclosure.

                8.3.2 Trustee, upon such sale, shall make (without any covenant or warranty, express or implied), execute and, after due payment made, deliver to purchaser or purchasers, or his or their heirs or assigns, a deed or deeds, or other record or records of interest, as the case may be, in and to the Property so sold that shall convey to the purchaser all the title and interest of Trustor in the Property (or the portion thereof sold), and after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, shall apply the proceeds of sale to payment of (i) all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate and (ii) all other sums then secured hereby and the remainder, if any, to the Person or Persons legally entitled thereto.

                8.3.3 Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, or as otherwise permitted by Applicable Laws, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Beneficiary may rescind any notice of default at any time before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice of rescission shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold nor otherwise affect the Loan Documents or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder.

                8.3.4 Beneficiary and Trustee acknowledge, understand and agree that, to the extent the prior approval of the Gaming Authorities of the State of Nevada is required pursuant to applicable law for the exercise, operation and effectiveness of any remedy hereunder or under any other Loan Document, or the taking of any action that may be taken by Beneficiary or Trustee hereunder or under any other Loan Document, including without limitation the taking of possession and disposition of collateral consisting of gaming devices, cashless wagering systems and associated equipment (as those terms are defined in Nevada Revised Statutes 463.0155, 463.014 and 463.0136), such remedy or action shall be subject to such prior approval of the gaming authorities of the State of Nevada and the Beneficiary or Trustee may be subject to being called forward for licensing or a finding of suitability. All rights, remedies and powers provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any provision of Applicable Gaming Laws, and all provisions of this Deed of Trust are intended to be subject to all mandatory provisions of the Applicable Gaming Laws, which may be controlling.

        Section 8.4 Proof of Default. In the event of a sale of the Property, or any part thereof, and the execution of a deed or deeds therefor, the recital therein of default, and of recording notice of breach and election to sell, and of the elapsing of the required time (if any) between the foregoing recording and the following notice, and of the giving of notice of sale, and of a demand by Beneficiary, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary, its successors or assigns; and any such deed or deeds with such recitals therein shall be effectual and conclusive against Trustor, its successors and assigns, and all other Persons and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

        Section 8.5 Protection of Security. If an Event of Default shall have occurred and be continuing, then upon at least 15 days prior written notice to Trustor and without releasing Trustor from any obligations or defaults hereunder, Beneficiary or Trustee shall have the right, but not the obligation, to: (i) make payment or otherwise perform such obligations of Trustor upon which such Event of Default is based in such manner and to such extent as either may reasonably deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Secured Obligations, the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase or compromise any encumbrance, charge or lien (other than Permitted Liens); (iv) advance any and all costs and expenses reasonably necessary to cure or pay Environmental Damages or otherwise to comply Environmental Requirements; and (v) in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys fees. Trustor hereby agrees to repay with thirty (30) days after receipt of written demand all reasonable sums actually expended by Trustee or Beneficiary pursuant to this Section 8.5. with interest at the Default Rate from the date of expenditure by Beneficiary, and such sums, with such interest, shall be secured hereby.

        Section 8.6 Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of strict right and without regard to the then value of the Property, shall have the right to apply to any court having jurisdiction to appoint a Receiver or Receivers of the Property. Any such Receiver or Receivers shall have all the powers and duties of receivers under Applicable Laws in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

        Section 8.7 Curing of Defaults.

                8.7.1 If Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Trustor's part to be performed and complied with under this Deed of Trust or any other Loan Document relating to the Trust Estate (after the lapse of any cure period, if any, provided therein such that an Event of Default has occurred and is continuing as a result of such failure), then Beneficiary shall have the right, but not the obligation, without waiving or releasing any of the Secured Obligations, to:

                8.7.1.1 make any payments thereunder payable by Trustor and take out, pay for and maintain any of the insurance policies provided for therein, and/or

                8.7.1.2 after the expiration of any applicable grace period and subject to Trustor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Property and incur reasonable attorneys fees and expenses for such purpose.

                8.7.2 The making by Beneficiary of such payment out of Beneficiary's own funds shall not, however, be deemed to cure such Event of Default by Trustor, and the same shall not be so cured unless and until Trustor shall have reimbursed Beneficiary including interest at the Default Rate from the date of such expenditure. All sums so paid and all reasonable costs and expenses actually incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Default Rate from the respective dates of Beneficiary's making of each such payment shall be secured by the lien of this Deed of Trust prior to any right title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt of written demand.

        Section 8.8 Remedies Cumulative. All remedies of Beneficiary provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or provided by Applicable Law, including any banker's lien and right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Loan Documents unless, in the exercise of said rights, all Secured Obligations are fully discharged.

        Section 8.9 Marshaling. To the extent permitted by Applicable Laws, Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require foreclosure sales of assets in a particular order, including any rights provided by NRS 100.040 and 100.050. Each successor and assign of Trustor, including any holder of a lien or security interest subordinate to this Deed of Trust, by acceptance of its interest or lien or security interest agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

        Section 8.10 Adoption of Covenants. Where not inconsistent with the above, the following covenants, Nos. 1; 2 (full replacement value); 3; 4 (Default Rate under the Loan Agreement); 5; 6; 7 ( a reasonable percentage); 8 and 9 of NRS Section 107.030 are hereby adopted and made a part of this Deed of Trust.

                                   ARTICLE 9.
                      SECURITY AGREEMENT AND FIXTURE FILING

        Section 9.1 Grant of Security Interest. To secure the payment and performance of the Secured Obligations as and when due, Trustor (as debtor) hereby grants, conveys, pledges, assigns and transfers to Beneficiary (as secured party), as agent and representative, security interests (collectively, the "Security Interest") in, all right, title, claim, estate and interest in and to all Personalty and Fixtures, whether now owned and existing or hereafter acquired or arising, and wherever located, including, without limitation, the following:

                9.1.1 Any and all "chattel paper" as such term is defined in
Section 9105(b) of the UCC (the "Chattel Paper");

                9.1.2 Any and all "accounts" as such term is defined in Section 9106 of the UCC (the "Accounts");

                9.1.3 Any and all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument (as defined in Section 9.1.14 hereof), together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith Any and all negotiable instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person ("Receivables").

                9.1.4 Any and (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Trustor or any computer bureau or agent from time to time acting for any Trustor or otherwise and (c) all credit information, reports and memoranda relating thereto ("Receivables Records");

                9.1.5 Any and all rights to payment:

                    9.1.5.1 to the extent not included in Accounts, Receivables or Chattel Paper, receivables from any credit card company (such as Visa, MasterCard, American Express and Diner's Club), whether arising out of or relating to the sale of lodging, goods and services by Trustor or otherwise; and

                    9.1.5.2 of money not listed above and any and all rights, titles, interests, securities, liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

                9.1.6 Any and all "inventory" as such term is defined in Section 9109(4) of the UCC, including without limitation and in any event, all goods (whether such goods are in the possession of Trustor or a lessee, bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in any Trustor's business ("Inventory");

                9.1.7 Any and all "equipment" as such term is defined in Section 9109(2) of the UCC, including, but not limited to, Gaming Equipment:

                    9.1.7.1 machinery, machine tools, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, rolling stock, motors, pumps, controls, tools, parts, works of art, furnishings and trade fixtures, all athletic equipment and supplies and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above;

                    9.1.7.2 ships, boats, barges and vessels (whether under construction or completed) and any and all masts, bowsprits, boilers, engines, sails, fittings, anchors, cables, chains, riggings, tackle, apparel, capstans, outfits, gears, appliances, fittings and spare and replacement parts and other appurtenances, accessories and additions, improvements and replacements thereto, whether on board or not on board, in or to any ship, boat, barge or vessel;

                    9.1.7.3 slot machines, electronic gaming devices and related equipment, crap tables, blackjack tables, roulette tables, baccarat tables, keno apparatus, cards, dice, gaming chips and plaques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other supplies and items used in connection with gaming operations; and

                    9.1.7.4 stones, wood, steel and other materials used or to be used in the building, construction, repair, renovation, refurbishment or otherwise with respect to improvements or ships, boats, barges or vessels.

                9.1.8 Any and all "fixtures" (as such term is defined in Section 9313 of the UCC), including without limitation, machinery, equipment or appliances for generating, storing or distributing air, water, heat electricity, light fuel or refrigeration, for ventilating or sanitary purposes, elevators, safes, laundry, kitchen and athletic equipment, trade fixtures, and telephone, television and other communications equipment (the "Fixtures");

                9.1.9 Any and all "documents" as such term is defined in Section 9105(f) of the UCC (the "Documents");

                9.1.10 Any and all "general intangibles" as such term is defined in Section 9106 of the UCC (together with any property listed under Section
9.1.4 relating thereto, the "General Intangibles"), including, without limitation and in any event, rights to the following: payment of money, Trademarks, patents, patent licenses, and Contracts (as defined in Section
9.1.16 hereof), licenses (including all Casino Licenses) and franchises (except, in the case of licenses and franchises if, and for so long as, the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest therein without the consent of the other party thereto, would not give any other party to such franchise or license the right to terminate its obligations thereunder), limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8102(1)(a) of the UCC, and uncertificated securities (as defined in Section 8102(1)(b) of the UCC, computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, player tracking systems, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversion, any interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

                9.1.11 [Intentionally Omitted]

                9.1.12 Any and all (i) shares of capital stock of any Subsidiary of Trustor, from time to time owned by Trustor or options or rights to acquire any such shares or interests now or hereafter owned by Trustor, (ii) Distributions (as defined below) on any shares of capital stock of any subsidiary owned by Trustor or in which Trustor has an interest (as constituted immediately prior to such Distribution) constituting securities, whether debt or equity securities or otherwise, (iii) other or additional stock, notes, securities or property paid or distributed in respect of any shares of any capital stock of any Subsidiary (as constituted immediately prior to such payment or distribution) by way of stock-split, spin-off, splitup, reclassification, combination of shares or similar rearrangement and (iv) other or additional stock, notes, securities or property (including cash) that may be paid in respect of any shares of any capital stock of any Subsidiary (as constituted immediately prior to such payment) by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, bankruptcy or similar corporate reorganization or other disposition of any shares of any capital stock of any Subsidiary (collectively, "Pledged Securities").

                9.1.13 Any and all dividends, distributions, payments of interest and principal and other amounts (whether consisting of cash, securities, personalty or other property) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any of the Pledged Securities ("Distributions");

                9.1.14 Any and all "instruments" as such term is defined in
Section 9105(1)(i) of the UCC ("Instruments");

                9.1.15 [Intentionally Omitted].

                9.1.16 Any and all contracts between Trustor and one or more additional parties ("Contracts");

                9.1.17 Any and all interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements ("Hedging Agreements");

                9.1.18 Any and all motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership ("Motor Vehicles");

                9.1.19 Any and all books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Personalty or Fixtures other than such items obtained under license or franchise agreements that prohibit assignment or disclosure of such items ("Books and Records");

                9.1.20 Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

                9.1.21 Any and all rights, remedies, powers and privileges of Trustor with respect to any of the foregoing; and

                9.1.22 Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including all rents, issues, income and profits of or from any of the foregoing (collectively, the "Proceeds "). "Proceeds" shall include (i) whatever is now or hereafter received by Trustor upon the sale, exchange, collection, other disposition or operation of any item of Personalty, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Personalty or the business of Trustor, (iii) all rights to payment and payments for hotel room occupancy (and related reservations) and the sale of services or products in connection therewith, (iv) the right to further transfer, including by pledge, mortgage, license, assignment or sale, any of the foregoing, and (v) any items that are now or hereafter acquired by Trustor with any of the foregoing.

The foregoing to the contrary notwithstanding, the term "Personalty" shall not include any portion of the Icon Collateral, solely to the extent that, and only so long as, the Icon Lease prohibits Trustor from hypothecating to Beneficiary any portion of the Icon Collateral; provided, however, that (y) "Personalty" shall include any and all proceeds or products of the Icon Collateral to the extent that the encumbering of such proceeds or products is not so prohibited by the Icon Lease, and (z) if, at any time, the Borrower is no longer prohibited from encumbering any portion of the Icon Collateral, then (I) the term "Personalty" shall include such portion of the Icon Collateral, and (II) the Liens granted hereby shall, without further action by any Person, automatically become effective with respect to such portion of the Icon Collateral.

        Section 9.2 Remedies, etc. This Deed of Trust constitutes a security agreement with respect to the Personalty, in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the UCC and the other Loan Documents as well as all other rights and remedies available at law or in equity. Upon the occurrence and during the continuance of any Event of Default hereunder, Beneficiary shall have (i) the right to cause any of the Personalty which is personal property to be sold at any one or more public or private sales as permitted by Applicable Laws and apply the proceed thereof to the Secured Obligations in accordance with the Loan Documents, (ii) the right to collect and apply to the Secured Obligations any Personalty which is cash, notes receivable, other rights to payment or Chattel Paper, and (iii) all other rights and remedies, whether at law, in equity, or by statute as are available to secured creditors under Applicable Laws. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. To the maximum extent permitted by Applicable Law, any Person, including either or both of Trustor and Beneficiary, shall be eligible to purchase any part or all of such Personalty at any such disposition. Beneficiary shall give Trustor at least 10 days prior written notice of the time and place of any public sale or other disposition of such Personalty or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to

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

Trustor in the manner provided for the mailing of notices herein, it is hereby deemed such notice shall be and is commercially reasonable notice to Trustor.

        Section 9.3 Expenses. Reasonable expenses actually incurred in retaking, holding, preparing for sale, selling or the like with respect to the Personalty shall be borne by Trustor and shall include Beneficiary's and Trustee's reasonable attorneys fees, charges and disbursements (including, without limitation, any and all costs of appeal).

        Section 9.4 Fixture Filing.

                9.4.1 This Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of the recording hereof in accordance with NRS 104.9402. In connection therewith, the addresses of Trustor as debtor ("Debtor") and Beneficiary as secured party ("Secured Party") are set forth on Schedule 12.8. The address of Beneficiary, as the Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party.

                    9.4.1.1 The property subject to this fixture filing is described in Sections 9.1.7 and 9.1.8.

                    9.4.1.2 Portions of the property subject to this fixture filing as identified in Section 9.4.1.1 above are or are to become fixtures related to the real estate described on EXHIBIT "A" to this Deed of Trust.

                    9.4.1.3 Secured Party is: Foothill Capital Corporation, a California corporation.

                    9.4.1.4 Debtor is: Zante, Inc., a Nevada corporation.

                    9.4.1.5 The record owner or lessee of the Property is:
Zante, Inc., a Nevada corporation.

                9.4.2 In the event Trustor shall fail, beyond any applicable notice and grace periods, to make any payment or perform any covenant related to any security interest in favor of any Person other than Beneficiary, Beneficiary may, at its option, within 5 days after notice to Trustor or if Beneficiary's immediate action is reasonably necessary to protect the lien hereof or its security for the Secured Obligations, at any time without prior notice to Trustor, pay the amount secured by such security interest, and the amount so paid shall be (i) secured by this Deed of Trust and shall be a lien on the Property enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Deed of Trust, (ii) added to the amount of the Secured Obligations, and (iii) payable within 30 days after receipt of written demand with interest at the Default Rate from the time of such payment; or Beneficiary shall have the privilege of acquiring by assignment from the holder of such security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments and other evidence of Trustor's indebtedness secured by such fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the UCC, as amended or supplemented, and in accordance with other Applicable Laws.

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

                                  ARTICLE 10.
                               ASSIGNMENT OF RENTS

        Section 10.1 Assignment of Rents. Subject to Section 10.2 and to Applicable Gaming Laws, as of the execution of this Deed of Trust, Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all of the Rents, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents and apply the same to the Secured Obligations secured hereby. Trustor irrevocably appoints Beneficiary, as its true and lawful attorney, at the option of Beneficiary at any time while an Event of Default exists, to demand, receive and enforce payment to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such Rents and apply the same to the Secured Obligations secured hereby. It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable. It is understood and agreed that neither the foregoing assignment of Rents to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Property or any part thereof by such Receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

        Section 10.2 Collection of Rents. Notwithstanding anything to the contrary contained herein, so long as no Event of Default with respect to the Loan Agreement shall occur and be continuing, Trustor shall have a license, revocable upon the occurrence and during the continuance of an Event of Default to collect all Rents from the Property and to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default the license hereinabove granted to Trustor shall, without the requirement of the giving of notice or taking of any action by any party, be revoked, and Beneficiary shall have the complete right and authority to exercise and enforce any and all of its rights and remedies provided herein or by Applicable Laws.

                                  ARTICLE 11.
                              ENVIRONMENTAL MATTERS

        Section 11.1 Representations and Warranties. In the ordinary course of business, Trustor conducts a periodic review of the effect of Environmental Laws on its business, operations and the Property in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any Permit any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, Trustor has reasonably concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to cause a Material Adverse Change.

                11.1.1 Trustor (i) has obtained all permits that are required with respect to the operation of its business, property and assets under Environmental Laws and is in compliance with all terms and conditions of such required permits, and (ii) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                11.1.2 No portion of the Trust Estate is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and Trustor has not received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                11.1.3 Except as otherwise disclosed on the phase I or phase II environmental reports previously delivered to Beneficiary with respect to the Property, no underground storage tank or other underground storage receptacle, or related piping, is located on the Land in violation of any Environmental Law;

                11.1.4 There have been no releases (any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the knowledge of the Trustor after due inquiry, off-site) of Hazardous Materials by Trustor or, to the best of Trustor's knowledge, any predecessor in interest or, to the best of Trustor's knowledge, any person or entity whose liability for any release of Hazardous Materials, Trustor has retained or assumed either contractually or by operation of law at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person;

                11.1.5 Neither Trustor nor, to the best of Trustor's knowledge, any person or entity whose liability Trustor has retained or assumed either contractually or by operation of law has any liability, absolute or contingent under any Environmental Law, and there is no proceeding pending or threatened against Trustor, or, to the best of Trustor's knowledge, any such other person or entity under any Environmental Law; and

                11.1.6 To the best of Trustor's knowledge, there are no events, activities, practices, incidents or actions or conditions, circumstances or plans that may interfere with or prevent compliance by Trustor with any Environmental Law, or that may give rise to any liability under any Environmental Laws.

                11.1.7 The above representations and warranties contained in this Section 11.1 shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

        Section 11.2 Environmental Covenants. Trustor shall at all times comply with the following requirements:

                11.2.1 Trustor shall not cause or permit any material amount of Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released,

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

produced, manufactured, generated, refined or used upon, within or, beneath the Property or any portion thereof by Trustor, its agents, employees, contractors, or invitees, or any other Person, except in compliance with all Environmental Requirements and only in the course of such Person's legitimate business operations at the Property (which shall not include any business primarily for treatment, storage, disposal, discharge, release, production, manufacture, generation, refinement or use of Hazardous Materials).

                11.2.2 Trustor shall not cause or permit the existence or the commission by Trustor, its agents, employees, contractors or invitees, or by any other Person, of a material violation of any Environmental Requirements upon, within or beneath the Property or any portion thereof.

                11.2.3 Trustor shall not dispose of, discharge or release or cause or permit the disposal, discharge or release of any material amount of Hazardous Materials from the Property into any Public Waters in material violation of any Environmental Requirements.

                11.2.4 Trustor shall not create or suffer to exist with respect to the Property or permit any of its agents to create or suffer to exist any environmental lien, security interest or other charge or encumbrance of any kind (other than a Permitted Lien), including, without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(l)) or any similar state statute.

                11.2.5 Trustor shall, at its sole cost and expense, promptly take any and all actions required by any federal, state or local governmental agency or political subdivision or reasonably necessary (as hereinafter provided) to mitigate Environmental Damages, which requirements or necessity arise from the presence upon, about or beneath the Property, of a material amount of Hazardous Material or a material violation of Environmental Requirements or the disposal, discharge or release of a material amount of Hazardous Materials from the Property into the Public Waters. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Property (provided that Trustor shall be obligated to take actions off of the Property only if Trustor shall have the legal right to do so and shall be expressly required to do so by Environmental Requirements). Trustor shall take all actions as are reasonably necessary to restore the Property or the Public Waters to substantially the condition existing prior to the introduction of Hazardous Material by Trustor upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under Applicable Laws or governmental policies, but recognizing the economic impracticability of remediating to a level where Hazardous Materials are no longer detectable. Trustor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner and Trustor shall use its best efforts to minimize any impact on the business conducted at the Property. Trustor shall pay all costs in connection with such investigatory and remedial activities, including, but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Trustor shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, Trustor shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws and regulations, remove all associated equipment, and restore the Property to substantially the condition existing prior to the introduction of Hazardous Material by Trustor upon, about or beneath the Property, such restoration shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder.

                11.2.6 If an Authorized Person shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, relating to same, then Trustor shall deliver to Beneficiary, within 15 days of the receipt of such notice or communication by Trustor, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Beneficiary to defend or otherwise respond to any such notification.

                11.2.7 Trustor agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, its successors and assigns, and its directors, officers, shareholders, employees, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees, and invitees (collectively, the "Indemnitees") from and. against any and all Environmental Damages arising from the discharge, disposal or release of Hazardous Materials from the Property into the Public Waters or from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Property and the activities thereon, whether foreseeable or unforeseeable, and regardless of when such Environmental Damages occurred, except to the extent directly caused by conduct on the part of such Indemnitee with respect to the Property or any such Indemnitee's grossly negligent or willful inaction or other conduct. The indemnity obligations of Trustor contained in this Section 11.2.7 shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

                11.2.8 [Intentionally Omitted]

                11.2.9 In accordance with, and subject to limitations of, NRS
40.508 and NRS 40.509, Beneficiary may seek a judgment that Trustor has breached its covenants, representations and/or warranties with respect to the environmental matters contained in Sections 11.2.1 through 11.2.9, inclusive, of this Deed of Trust (the "Environmental Provisions"), and may commence and maintain an action or actions in any court of competent jurisdiction for enforcement of the Environmental Provisions and/or recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out of pocket costs or expenses (including, without limitation, court costs, reasonable consultants' fees and reasonable attorney's fees whether incurred in litigation or not and whether before or after judgment), incurred or advanced by Beneficiary pursuant to the Environmental Provisions (collectively, the "Environmental Costs"). Trustor acknowledges and

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

agrees that notwithstanding any term or provision contained in this Deed of Trust or in the other Loan Documents, Environmental Costs shall be exceptions to any nonrecourse or exculpatory provisions, if any, and Trustor shall be fully and personally liable for Environmental Costs. Such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust. Trustor's obligations hereunder shall survive any foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transaction with respect to the Property or this Deed of Trust. For the purposes of any action brought under this subsection 11.2.9, Trustor hereby waives the defense of any applicable statute of limitations.

                                  ARTICLE 12.
                                  MISCELLANEOUS

        Section 12.1 Beneficiary's Expenses, including Attorney's Fees. Regardless of the occurrence of a Default or Event of Default, Trustor agrees to pay to Beneficiary any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that Beneficiary may reasonable incur in connection with (i) the administration of this Deed of Trust, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the lien of this Deed of Trust or protection of its priority or the Trust Estate, including the discharging of any prior or junior lien or adverse claim against the Trust Estate or any part thereof that is not permitted hereby or by the Loan Agreement, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Trust Estate, (iv) the exercise or enforcement of any of the rights, powers or remedies of Beneficiary under this Deed of Trust or under Applicable Laws with respect hereto (including reasonable attorneys fees and expenses incurred by Beneficiary in connection with the operation, maintenance or foreclosure of the lien of this Deed of Trust) or any bankruptcy proceeding with respect hereto or (v) the failure by Trustor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the interest rate provided under the Loan Agreement.

        Section 12.2 Indemnity. Trustor hereby agrees to indemnify and hold harmless the Indemnitees against (A) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Deed of Trust and the other Loan Documents, and (B) any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Deed of Trust or any action taken or omitted by them hereunder, except to the extent that they resulted from the gross negligence or willful misconduct of any such Indemnitee.

        Section 12.3 Waivers; Modifications in Writing. No amendment of any provision of this Deed of Trust (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Beneficiary and Trustor. Any waiver or consent relating to any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Trustor in any case shall entitle Trustor to any other or further notice or demand in similar circumstances, except as otherwise provided herein or as required by law.

        Section 12.4 Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Deed of Trust are cumulative and are not exclusive of any rights and remedies that may be available to Beneficiary under Applicable Laws, the other Loan Documents or otherwise. No failure or delay on the part of Beneficiary in the exercise of any power, right or remedy under this Deed of Trust shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

            12.4.1 Successors and Assigns. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Trustor and Beneficiary and their respective successors and assigns. Trustor shall not assign. or transfer any of its rights or obligations hereunder without the prior written consent of Beneficiary. The benefits of this Deed of Trust shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

        Section 12.5 Independence of Covenants. All covenants under this Deed of Trust shall each be given independent effect so that, if a particular action or condition is not permitted by any such covenant the fact that it would be permitted by another covenant or by an exception thereto shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. All rights, remedies and powers in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any provision of the Applicable Gaming Laws, and all the provisions of this Deed of Trust are intended to be subject to all mandatory provisions of the Applicable Gaming Laws which may be controlling.

        Section 12.6 Change of Law. In the event of the passage, after the date of this Deed of Trust of any law changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured by mortgage or deed of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes, so as to affect adversely the rights of Beneficiary under this Deed of Trust then an Event of Default shall be deemed to have occurred under Section 8 of the Loan Agreement; provided, however, that no Event of Default shall be deemed to have occurred (i) if Trustor, within thirty
(30) days after the passage of such law, shall assume the payment of any tax or other charge so imposed upon Beneficiary for the period remaining until discharge in full of the Secured Obligations; provided, however, that such assumption is permitted by Applicable Laws in which case Trustor shall reimburse Beneficiary on demand for payments made by Beneficiary, (ii) if the adverse effect upon Beneficiary of such tax or other charge is not material, or (iii) if and so long as Trustor, at its expense, shall contest the amount or validity or application of any such tax or other charge by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (A) neither the Property nor any substantial part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest and (B) except in the case of a tax or charge junior to the lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be required by law to release such tax or charge.

        Section 12.7 No Waiver. No waiver by Beneficiary of any Default or breach by Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such Default if such Default persists or is repeated, no express waiver shall affect any Default other than the Default in the waiver, and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant term or condition. The consent or approval by Beneficiary to or of any act by Trustor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

        Section 12.8 Notices. All notices and other communications under this Deed of Trust shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given on the earlier of three days after deposit in the mail or when received by the intended recipient thereof Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 12.8, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated in
Schedule 12.8 hereto.

        Section 12.9 References to Foreclosure. References hereto to "foreclosure" and related phrases shall be deemed references to the appropriate procedure in connection with Trustee's private power of sale, any judicial foreclosure proceeding, and any deed given in lieu of any such Trustee's sale or judicial foreclosure.

        Section 12.10 Joinder of Foreclosure. Should Beneficiary hold any other or additional security for the payment and performance of any Secured Obligation, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. Except as otherwise provided in the Loan Agreement, in addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by law to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

        Section 12.11 Rights and Secured Obligations of Beneficiary and Trustee. At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any Person for payment of any Secured Obligations, Beneficiary at its sole discretion and only in writing may subordinate the liens or either of them, or charge hereof to the extent not prohibited by the Loan Agreement. Beneficiary and Trustee shall, however, promptly upon Trustor's request from time to time, join in the following actions (including the execution and delivery of documents) as Trustor determines are reasonably necessary for the development, use and operation of the Trust Estate: (i) the making of any map or plat of the Property, (ii) the granting, creating, amending and modifying of any customary easements, covenants, conditions and restrictions with respect to the Property and (iii) the application for and prosecution of any development building, use and similar permits and land use and utility approvals and installations regarding the Property; provided, however, that Beneficiary and Trustee shall not be required to join in or take any such action (a) while an Event of Default exists, (b) to the extent such action would impair the liens of this Deed of Trust or the first priority thereof or (c) to the extent prohibited by the Loan Agreement. Any such request shall be accompanied by a certificate duly executed by an officer of Trustor describing in reasonable detail the action Trustor proposes to undertake with respect to the development, use, and operation of the Trust Estate. Upon written request of Beneficiary and surrender of this

Deed of Trust to Trustee for cancellation, and upon payment to Trustee of its reasonable fees and expenses actually incurred, Trustee shall cancel and reconvey this Deed of Trust.

        Section 12.12 Copies. Trustor will promptly give to Beneficiary copies of all notices of material violations relating to the Property that Trustor receives from any governmental authority.

        Section 12.13 Subordination. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all leases of all or any part of the Property upon the execution by Beneficiary and recording thereof in the official records of Washoe County, Nevada, of a unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the Title Policy, in connection with any such subordination as Beneficiary, in its judgment, shall determine are appropriate, and Trustor shall be obligated to pay any cost or expense incurred in connection with the issuance thereof

        Section 12.14 Personalty Security Instruments. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any Secured Obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Secured Obligations without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or Default or any right or power whether exercised hereunder or contained herein or in any such other security.

        Section 12.15 Suits to Protect Property. Trustor covenants and agrees to appear in and defend any action or proceeding the consequence of which, if successful, would be that the liens of this Deed of Trust would not satisfy the requirements as to extent, perfection or priority set forth in the Loan Agreement, and to pay all reasonable costs and expenses actually incurred by Trustee and Beneficiary, including cost of evidence of title and attorneys fees in a reasonable sum, in any such action or proceeding in which Beneficiary and/or Trustee may appear or be made a party.

        Section 12.16 Trustor Waiver of Rights. Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Trust Estate, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor, Trustor's heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this
Section 12.16 and now in force, of which Trustor, Trustor's heirs, devisees, representatives, successors and assigns or other Person might take advantage despite this Section 12.16, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this
Section 12.16. To the extent permitted by Applicable Laws, Trustor expressly waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties.

        Section 12.17 Charges for Statements. Trustor agrees to pay Beneficiary's customary charge, to the maximum amount permitted by Applicable Laws, for any statement regarding the Secured Obligations requested by Trustor or in its behalf.

        Section 12.18 Complete Agreement. This Deed of Trust, together with the exhibits and schedules hereto, and the other Loan Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

        Section 12.19 Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Deed of Trust, the Secured Obligations and the lien and security interest of this Deed of Trust shall continue to be effective or be reinstated, as the case may be, if at any time any payment or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving Trustor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of the Trust Estate are required to be returned by Beneficiary under any such circumstances; or if Beneficiary reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Deed of Trust shall have been terminated, released and/or reconveyed and the lien and security interest or any of the Trust Estate shall have been released or terminated in connection with such termination, release and/or reconveyance, this Deed of Trust and the lien and security interest and such portion of the Trust Estate shall be reinstated in full force and effect (to the extent permitted by law) and such prior termination, release and/or reconveyance shall not diminish, discharge or otherwise affect the obligations of Trustor in respect of the amount of the affected payment or application of proceeds, the lien, the security interest or such portion of the Trust Estate.

        Section 12.20 Substitution. Beneficiary may at any time, without giving notice to Trustor or the original or successor Trustee, and without regard to the willingness or inability of any original or successor Trustee to execute this trust, appoint another Person or succession of Persons to act as Trustee, and such appointee in the execution of this trust shall have all the powers vested-in and obligations imposed upon Trustee. Should Beneficiary be a corporation or unincorporated association, then any officer thereof may make such appointment.

        Section 12.21 Choice of Forum.

                12.21.1 Subject to Section 12.21.2 and Section 12.21.3, all actions or proceedings arising in connection with this Deed of Trust shall be tried and litigated in state or Federal courts located in the County of Washoe, State of Nevada, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. Trustor waives any right it may have to assert the doctrine of forum non conveniens, to assert that it is not subject to the jurisdiction of such courts or to object to venue to the extent any proceeding is brought in accordance with this Section 12.21.1.

                12.21.2 Nothing contained in this Section shall preclude Beneficiary from bringing any action or proceeding arising out of or relating to this Deed of Trust in any court not referred to in Section 12.21.1. Service of process, sufficient for personal jurisdiction in any action against Trustor, may be made by certified mail, return receipt requested, to its address indicated in
Section 12.8 hereof.

                12.21.3 Notwithstanding Section 12.21.1 hereof, in the sole and absolute discretion of Beneficiary, all actions or proceedings relating to the Collateral referred to in Article 9 hereof, other than Fixtures, shall be tried and litigated in any California state court sitting in the County of Los Angeles, State of California or any federal court sitting in the County of Los Angeles, State of California. Trustor hereby irrevocably submits to the jurisdiction of such courts to the extent any proceeding is brought in accordance with this Section 12.21.3. Trustor irrevocably waives, to the fullest extent it may effectively do so under Applicable Law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Trustor irrevocably consents, to the fullest extent it may effectively do so under Applicable Law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Trustor at its said address, such service to become effective 30 days after such mailing. Nothing shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Trustor in any other jurisdiction.

        Section 12.22 Regulatory Matters. Whenever in this Deed of Trust a right is given to Beneficiary, which right is affected by Applicable Gaming Laws or the enforcement of which is subject to Applicable Gaming Laws, the enforcement of any such right shall be subject to Applicable Gaming Laws and approval, if so required, of the applicable Gaming Authorities. Without limiting the generality of the foregoing, Beneficiary acknowledges that (a) Beneficiary is subject to being called forward by the Gaming Authority of the State of Nevada, in their discretion, for licensing or a finding of suitability as a lender to a gaming licensee, and (b) to the extent the prior approval of the Gaming Authority of the State of Nevada is required pursuant to applicable law for the exercise, operation and effectiveness of any remedy hereunder or under any other Loan Document, or the taking of any action that may be taken by Beneficiary or under any other Loan Document, such remedy or action shall be subject to such prior approval of the Gaming Authority of the State of Nevada.

        Section 12.23 [Intentionally Omitted]

        Section 12.24 Waiver of Trial by Jury. Trustor and Beneficiary waive the right to a trial by jury in any action under this Deed of Trust or any other Loan Document or any other action arising out of the transactions contemplated hereby or thereby, regardless of which party initiates such action or actions.

[Signature page to follow.]

IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

                                 Trustor:

                                 Zante, Inc., a Nevada corporation

                                 By:  /s/ Ferenc B. Szony
                                      ------------------------------------------

                                 Name: Ferenc B. Szony
                                       -----------------------------------------

                                 Title:  Pres. /CEO
                                         ---------------------------------------

STATE OF CALIFORNIA     )

                        ) ss.

COUNTY OF LOS ANGELES   )

        This instrument was acknowledged before me on December 3, 1999 by Ferenc Bela Szony of Zante, Inc., a Nevada corporation

                                    /s/ Kai R. Williamson
                                   ---------------------------------------------
                                   Notary Public

                                   My Commission Expires:

                                                                   SCHEDULE 12.8

ADDRESSES
TRUSTOR:

                      Zante, Inc.
                      345 N. Arlington Avenue
                      Reno, Nevada 89501
                      Attention:   Mr. David R. Wood
                      Telecopier:  (775) 348-6241

BENEFICIARY:

                      Foothill Capital Corporation
                      11111 Santa Monica Boulevard
                      Suite 1500
                      Los Angeles, California 90025-3333
                      Attention:   Business Finance Division Manager
                      Telecopier:  (310) 478-9788

TRUSTEE:

                      Western Title Company, Inc.
                      241 Ridge Street
                      Reno, Nevada 89501
                      Attention:   Ms. Cinda A. Gilliland
                      Telecopier: (775) 332-7121

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION
                                 (WASHOE COUNTY)

All that certain real property situate in Washoe County, Nevada, described as follows:

PARCEL 1:

The South 200 feet of Lots 1, 2 and 3 and all of Lots 4, 5, 6 and 7 in Block 3 of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

PARCEL 2:

Lots 8, 9 and 10, Block 3, of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876

EXCEPT THEREFROM the Northerly 100 feet of Lot 8 and the Northerly 100 feet of the East 25 feet of Lot 9, Block 3 of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

ALSO EXCEPTING THEREFROM that portion of Lot 10 dedicated to the City of Reno by document recorded March 14, 1990, as Document No. 1386041, Official Records.

PARCEL 3:

Lot 12 and the Northerly 140 feet of Lots 13 and 14, Block 3 of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

EXCEPTING THEREFROM that portion dedicated to the City of Reno, by document recorded May 24, 1988, as Document No. 1248314 and document recorded March 14, 1990, as Document No. 1386041, Official Records.

PARCEL 4:

That certain parcel of land situate in the West 1/2 of Section 11, Township 19 North, Range 19 East M.D.B.&M., described as follows:

BEGINNING at the point of intersection of the Northerly line of lands (300.00 feet wide) of Southern Pacific Transportation Company with the centerline of Ralston Street (80.00 feet wide), said point bears South 76(degrees)10'00" West,
40.00 feet from the Southwesterly corner of Lot No. 1, Block No. 3, WESTERN ADDITION TO THE TOWN (now City) of Reno, according to the map thereof, filed in the office of the County Recorder of said county; thence South 13(degrees)50'00" East along the center line of said Ralston Street, 66.00 feet to a line parallel with and 20.00 feet


                                   Ex. A-Pg.1

Northerly of (measured at right angles) the located center line of said Company's Eastbound main track (Sacramento to Ogden); thence North 76(degrees)10'00" East, along said parallel line, 760.00 feet to the center line of North Arlington Street (80.00 feet wide); thence 13(degrees)50'00" West along said center line, 66.00 feet to the Northerly line of land of said Company; thence South 76(degrees)10'00" West, 760.00 feet to the point of beginning.

EXCEPTING THEREFROM all minerals and mineral rights, interests, and royalties, including without limiting the generality thereof, oil, gas, and other hydrocarbon substances, as well as metallic or other solid minerals located below 500 feet or more below surface; however, Grantor or its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface of said property in connection therewith.

PARCEL 5:

That certain parcel of land situate in the West 1/2 of Section 11, Township 19 North, Range 19 East M.D.B.&M., described as follows:

BEGINNING at the point of intersection of the Southerly line of land (300.0 feet wide) of Southern Pacific Transportation Company with the center line of Ralston Street (80.0 feet wide), said point bears South 06(degrees)14'19" East, 302.65 feet from the Southwesterly corner of Lot No. 1, Block No. 3, of said WESTERN ADDITION; thence North 13(degrees)50'00" West, along said center line 180.00 feet to a line parallel with and 20.00 feet Southerly of (measured at right angles) the located center line of said Company's Westbound main track (Ogden to Sacramento); thence North 76(degrees)10'00" East, along said parallel line,
760.00 feet to the center line of North Arlington Street (80.00 feet wide); thence South 13(degrees)50'00" East along said center line, 80.00 feet to the Easterly prolongation of the Northerly line of that parcel of land as described in Deed dated June 12, 1933, between Central Pacific Railway Company (now Southern Pacific Transportation Company) and D. Zolezzi, recorded July 12, 1933, in Deed Book 93, Page 422, as Instrument No. 62975, Records of said County, said line also being parallel with and 100.00 feet Southerly of (measured at right angles) said Company's Westbound main track; thence South 76(degrees)10'00" West, along said line 209.88 feet to the Northwesterly corner of said property, as described in said Deed dated June 12, 1933; thence South 13(degrees)50'00" East along the Westerly line of said described property, 100.00 feet to the Southerly line of lands of said Company; thence South 76(degrees)10'00" West along said Southerly line 550.12 feet to the point of beginning.

EXCEPTING THEREFROM all minerals and mineral rights, interests, and royalties, including without limiting the generality thereof, oil, gas, and other hydrocarbon substances, as well as metallic or other solid minerals located below 500 feet or more below surface; however, Grantor or its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface of said property in connection therewith.

PARCEL 6: (AIRSPACE)

That certain parcel of land situate in the West 1/2 of Section 11, Township 19 North, Range 19 East, M.D.B.&M., described as follows:

                                   Ex. A-Pg.2

All rights in and to the airspace lying above a horizontal plane having an elevation of 27.00 feet higher than the elevation of the highest point on the top of the rails of Southern Pacific Transportation Company's existing main line tracks as they are established as of the date hereof, above the following described real property:

That certain strip of land, 54.00 feet wide, described as being bounded on the West by the center line of Ralston Street (80.00 feet wide), on the East by the center line of North Arlington Street (80.00 feet, wide), on the North by the Southerly line of Parcel 4 as herein above described, and on the South by the Northerly line of Parcel No. 5 as herein above described.

PARCEL 7:

Lot 11 in Block 3 of the WESTERN ADDITION TO THE CITY OF RENO, Washoe County, Nevada, according to the official plat thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on March 20, 1876.

EXCEPTING THEREFROM that portion dedicated and conveyed to the City of Reno, in Deed recorded March 14, 1990, in Book 3047, Page 385, as Document No. 1386041, Official Records.

PARCEL 8:

The North 100 feet of Lot 8 and the North 100 feet of the East 25 feet of Lot 9 in Block 3 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

EXCEPTING THEREFROM the following described parcel as was conveyed by Suzanne T. Austin, a single woman, to the City of Reno, Nevada, a municipal corporation, by Deed of Dedication, dated July 30, 1966, recorded August 1, 1966, in Book 195, Page 759, File No. 67029, Official Records, as follows, to-wit:

BEGINNING at the Northeast corner of Lot 8 in Block 3 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876; thence Westerly along the Northern line of said Lot 8 a distance of 15.02 feet; thence Easterly, Southeasterly and Southerly along the arc of a curve to the right with a radius of 15.00 feet, a central angle of 90(degrees)04' and an arc length of 23.58 feet; thence Northerly along the Eastern line of said Lot 8 a distance of 15.02 feet to the point of beginning.

PARCEL 9:

All that portion of Lots 13 and 14, in Block 3 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876, described as follows:

BEGINNING at a point on the East line of Ralston Street, 140 feet Southerly from the Northeast corner of said Lot 14; thence Southerly along the East line of Ralston Street 60 feet; thence at

                                   Ex. A-Pg.3
right angles Easterly 103 feet; thence at right angles Northerly 60 feet; thence at right angles Westerly 103 feet to the point of beginning.

PARCEL 10:

Lots 1, 2 and 3, excepting therefrom the Southerly 8.95 feet of Lot 3, all in Block F, as shown on the AMENDED MAP OF POWNING'S ADDITION TO THE TOWN OF RENO, filed in the office of the County Recorder of Washoe County, State of Nevada, on April 10, 1891.

PARCEL 11:

The East 70 feet of the South 100 feet of Lot 7 in Block 2 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876, and being more particularly described as follows:

BEGINNING at the Southeast corner of said Lot 7 in Block 2; thence Westerly along the Southerly line of said Lot 7, a distance of 70 feet; thence Northerly, parallel to the Easterly line of said Lot 7, a distance of 100 feet; thence Easterly and parallel to the Southerly line of said Lot 7, a distance of 70 feet to the Easterly line of said Lot 7; thence Southerly along the Easterly line of said Lot 7, a distance of 100 feet to the point of beginning.

PARCEL 12:

COMMENCING at a point on the North line of the alley running Easterly and Westerly through Block 3 of Western Addition, Reno, Nevada (said alley being known as Chestnut Place) 150 feet Easterly from the East line of Ralston Street; thence Easterly, along the North line of Chestnut Place; 50 feet to the East line of Lot 13 in said Block 3; thence Northerly, along the East line of said Lot 13, 60 feet; thence at a right angle Westerly, 50 feet; thence at a right angle Southerly 60 feet to the place of beginning; said premises being the East 50 feet of the North 60 feet of the South 70 feet of Lot 13 in Block 3 of the WESTERN ADDITION RENO, according to the official map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada on May 2, 1876.


                                   Ex. A-Pg.4

                          GENERAL CONTINUING GUARANTY

            THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of December 3, 1999, is executed and delivered by The Sands Regent, a Nevada corporation ("Guarantor"), in favor of Foothill Capital Corporation, a California corporation ("Guarantied Party"), in light of the following:

            WHEREAS, Debtor (as defined below) and Guarantied Party are, contemporaneously herewith, entering into the Loan Agreement (as defined below); and

            WHEREAS, in order to induce Guarantied Party to extend financial accommodations to Debtor pursuant to the Loan Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Guarantied Party to Debtor, whether pursuant to the Loan Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

            NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Guarantied Party, as follows:

        1. Definitions and Construction.

            (a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

                "Debtor" shall mean Zante, Inc., a Nevada corporation.

                "Guarantied Obligations" shall mean: (a) the due and punctual payment of the principal of, and interest (including, any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, any and all premium on, and any and all fees, costs, and expenses incurred in connection with or on the Indebtedness owed by Debtor to Guarantied Party pursuant to the terms of the Loan Documents; and (b) the due and punctual payment of all other present or future Indebtedness owing by Debtor to Guarantied Party.

                "Guarantied Party" shall have the meaning set forth in the preamble to this Guaranty.

                "Guarantor" shall have the meaning set forth in the preamble to this Guaranty.

                "Guaranty" shall have the meaning set forth in the preamble to this Guaranty.

                "Indebtedness" shall mean any and all obligations, indebtedness, or liabilities of any kind or character owed by Debtor to Guarantied Party and arising directly or indirectly out of or in connection with the Loan Agreement or the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including reasonable attorneys fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Debtor is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Guarantied Party.

                "Loan Agreement" shall mean that certain Loan and Security Agreement, dated as of even date herewith, entered into between Debtor and Guarantied Party.

            (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Loan Agreement; this Guaranty; and the other Loan Documents. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Guarantied Party or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Guarantied Party, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Guarantied Party and Guarantor.

        2. Guarantied Obligations. Guarantor hereby irrevocably and unconditionally guaranties to Guarantied Party, as and for its own debt, until final and indefeasible payment thereof has been made: (a) the payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise (it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection); and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Debtor of all of the agreements, conditions, covenants, and obligations of Debtor contained in the Loan Agreement, and under each of the other Loan Documents.

        3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Guarantied Party, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Guarantied Party in existence on the date of such revocation, (d) no payment by Guarantor, Debtor, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Debtor or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

        4. Performance Under this Guaranty. In the event that Debtor fails to make any payment of any Guarantied Obligations, on or before the due date thereof, or if Debtor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Agreement or the other Loan Documents, as applicable, Guarantor immediately, upon written demand therefor, shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

        5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Guarantied Party, that the obligations of Guarantor hereunder are independent of the obligations of Debtor or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Debtor or any other guarantor or whether Debtor or any other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Guarantied Party of whatever remedies it may have against Debtor or any other guarantor, or the enforcement of any lien or realization upon any security Guarantied Party may at any time possess. Guarantor agrees that any release which may be given by Guarantied Party to Debtor or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Guarantied Party shall be under no obligation to marshal any property or assets of Debtor or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

        6. Waivers.

            (a) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Guarantied Party to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Debtor or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

            (b) To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require Guarantied Party to institute suit against Debtor or to exhaust any rights and remedies which Guarantied Party has or may have against Debtor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if such Guarantied Obligations were directly owing to Guarantied Party by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor in respect thereof.

            (c) To the fullest extent permitted by applicable law, Guarantor hereby waives for the benefit of Guarantied Party: (i) any rights to assert against Guarantied Party any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Debtor or any other party liable to Guarantied Party; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Guarantied Party including any defense based upon an election of remedies by Guarantied Party under the provisions of Sections 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

            (d) Until such time as all of the Guarantied Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby waives and postpones any right of subrogation Guarantor has or may have as against Debtor with respect to the Guarantied Obligations; (ii) in addition, Guarantor hereby waives and postpones any right to proceed against Debtor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Debtor. Guarantor hereby agrees that, in light of the waivers contained in this Section, Guarantor shall not be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of Debtor, whether for purposes of the application of Section 547 or 550 of the Bankruptcy Code or otherwise.

            (e) If any of the Guarantied Obligations at any time are secured by a mortgage or deed of trust upon real property, Guarantied Party may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures or any similar laws of any other jurisdiction, an election by Guarantied Party nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Debtor or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop Guarantied Party from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against Guarantied Party any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by Guarantied Party nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Debtor or other guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure or any similar laws of any other jurisdiction shall have no applicability with respect to the determination of Guarantor's liability under this Guaranty.

            (f) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because Debtor's debt is secured by real property. This means, among other things:

                (i) Guarantied Party may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Debtor.

                (ii) If Guarantied Party forecloses on any real property collateral pledged by the Debtor:

                    (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                    (2) Guarantied Party may collect from Guarantor even if Guarantied Party, by foreclosing on the real property collateral, has destroyed any right Guarantor my have to collect from Debtor.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or any other similar laws of any other jurisdiction.

            (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847,
2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE Sections 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF CALIFORNIA OR ANY OTHER JURISDICTION.

            (h) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE GUARANTIED PARTY, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE DEBTOR BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF CALIFORNIA OR ANY OTHER JURISDICTION OR OTHERWISE.

        7. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Guarantied Party may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Loan Agreement or any of the other Loan Documents or may grant other indulgences to Debtor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan

Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

        8. No Election. Guarantied Party shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by Guarantied Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Guarantied Party's right to proceed in any other form of action or proceeding or against other parties unless Guarantied Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guarantied Party under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Guarantied Party finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

        9. Indefeasible Payment. The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Guarantied Party are no longer subject to any right on the part of any person whomsoever, including Debtor, Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Guarantied Party is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantor shall be liable for the full amount Guarantied Party is required to repay plus any and all costs and expenses (including reasonable attorneys fees) paid by Guarantied Party in connection therewith.

        10. Financial Condition of Debtor. Guarantor represents and warrants to Guarantied Party that it is currently informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to Guarantied Party that it has read and understands the terms and conditions of the Loan Agreement and the other Loan Documents. Guarantor hereby covenants that it will continue to keep itself informed of Debtor's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

        11. [Intentionally Omitted].

        12. Payments; Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including reasonable attorneys fees) incurred by Guarantied Party in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Guarantied Party constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

        13. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other reasonable costs and expenses which may be incurred by Guarantied Party in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

        14. Notices. Unless otherwise specifically provided in this Guaranty, any notice or other communication relating to this Guaranty or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram (with messenger delivery specified) to Guarantor or to Guarantied Party, as the case may be, at its addresses set forth below:

If to Guarantor:                       The Sands Regent
                                       345 N. Arlington Avenue
                                       Reno, Nevada 89501
                                       Attn: Mr. David R. Wood
                                       Telecopy No.: (775) 348-6241

with a copy to:                        Latham & Watkins
                                       633 West 5th Street, Suite 400
                                       Los Angeles, California 90071
                                       Attn: Jennifer Saunders, Esq.
                                       Telecopy No.: (213) 891-8763

If to Guarantied Party:                Foothill Capital Corporation
                                       11111 Santa Monica Boulevard, Suite 1500
                                       Los Angeles, CA 90025
                                       Attn: Business Finance Division Manager
                                       Telecopy No.: (310) 478-9788

with a copy to:                        Brobeck, Phleger & Harrison
                                       550 South Hope Street
                                       Los Angeles, California 90071
                                       Attn: John Francis Hilson, Esq.
                                       Telecopy No.: (213) 745-3345

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 14, other than notices by Guarantied Party in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail. Guarantor acknowledges and agrees that notices sent by Guarantied Party in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

        15. Cumulative Remedies. No remedy under this Guaranty, under the Loan Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by law. No delay or omission by Guarantied Party to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Guarantied Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

            16. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

            17. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Guarantied Party pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Guarantied Party. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

            18. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Guarantied Party; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Guarantied Party's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Guarantied Party, the rights and benefits herein conferred upon Guarantied Party shall automatically extend to and be vested in such assignee or other transferee.

            19. No Third Party Beneficiary. This Guaranty is solely for the benefit of Guarantied Party and its successors and assigns and may not be relied on by any other Person.

        20. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

            THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF GUARANTIED PARTY, IN ANY OTHER COURT IN WHICH GUARANTIED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND GUARANTIED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20.

            GUARANTOR AND GUARANTIED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND GUARANTIED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                            [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

                                            THE SANDS REGENT,
                                            a Nevada corporation

                                            By /s/ David R. Wood
                                               --------------------------------
                                            Title: Exec. V. P
                                                   ----------------------------

                          GUARANTOR SECURITY AGREEMENT

            This GUARANTOR SECURITY AGREEMENT (this "Agreement"), is entered into as of December 3, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and THE SANDS REGENT, a Nevada corporation ("Guarantor"), with its chief executive office located at 345 N. Arlington Avenue, Reno, Nevada 89501.

            WHEREAS, Borrower (as defined below) and Foothill are, contemporaneously herewith, entering into the Loan Agreement (as defined below);

            WHEREAS, Guarantor has executed that certain General Continuing Guaranty, of even date herewith, in favor of Foothill (the "Guaranty"), respecting certain obligations of Borrower owing to Foothill under the Loan Agreement;

            WHEREAS, Guarantor desires to collateralize its obligations under the Guaranty by granting to Foothill a security interest in certain of its assets; and

            WHEREAS, Guarantor will benefit by virtue of the loan from Foothill to Borrower.

            NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Foothill and Guarantor agree as follows:

            1. DEFINITIONS AND CONSTRUCTION.

                1.1. DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

            "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Guarantor arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Borrower" means Zante, Inc., a Nevada corporation.

            "Collateral" means each of the following: the Accounts; Guarantor's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Guarantor which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Guarantor's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Equipment" means all of Guarantor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Guarantor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

            "Event of Default" has the meaning ascribed to it in Section 6.

            "General Intangibles" means all of Guarantor's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

            "Guarantor's Books" means all of Guarantor's books and records, including: ledgers; records indicating, summarizing, or evidencing Guarantor's properties or assets (including the Collateral) or liabilities; all information relating to Guarantor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

            "Guarantor" has the meaning ascribed thereto in the preamble to this Agreement.

            "Guaranty" means the General Continuing Guaranty of Guarantor to Foothill of even date herewith.

            "Inventory" means all present and future inventory in which Guarantor has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

            "Investment Property" means "investment property" as that term is defined in Section 9115 of the Code; provided, however, that the term "Investment Property" shall not include the Stock of any Subsidiary of Holdings other than Borrower.

            "Loan Agreement" means that certain Loan and Security Agreement, dated as of even date herewith, between Borrower and Foothill.

            "Negotiable Collateral" means all of Guarantor's present and future letters of credit, notes, drafts, instruments, documents, personal property leases (wherein Guarantor is the lessor), chattel paper, and Guarantor's Books relating to any of the foregoing.

            "Permitted Dispositions" means (a) the sale of Inventory in the ordinary course of Guarantor's business, (b) the sale, exchange, or other disposition of Guarantor's Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Guarantor's business, and (c) the sale, exchange, or other disposition of Guarantor's Equipment in an aggregate amount not to exceed $250,000 (based on book value) in any period of 12 consecutive months.

            "Secured Obligations" shall have the meaning set forth in Section
2.1 hereof.

                1.2. CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                1.3. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Guarantor and supplemental rights and remedies in favor of Foothill, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement.

                1.4. SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

            2. CREATION OF SECURITY INTEREST.

                2.1. GRANT OF SECURITY INTEREST. Subject to applicable Gaming Laws, Guarantor hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral (other than Real Property) in order to secure the prompt repayment of any and all of Debtor's obligations and in order to secure prompt performance by Debtor of each of its covenants and duties under the Loan Documents (the "Secured Obligations"). Foothill's security interests in the Collateral (other than Real Property) shall attach to all Collateral (other than Real Property) without further act on the part of Foothill or Guarantor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Guarantor has no authority, express or implied, to dispose of any item or portion of the Collateral.

                2.2. NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Guarantor immediately shall endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

                2.3. COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Guarantor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's Loan Account. Guarantor agrees that, at all times an Event of Default has occurred and is continuing, it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Guarantor.

                2.4. DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Guarantor shall execute, and deliver to Foothill, prior to or concurrently with Guarantor's execution and delivery of this Agreement and at any time thereafter at the request of Foothill, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                2.5. POWER OF ATTORNEY. Guarantor hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Guarantor's true and lawful attorney, with power to: (a) if Guarantor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Guarantor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign Guarantor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Guarantor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Guarantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and
(f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may execute and deliver any documents and releases which Foothill reasonably determines to be necessary. The appointment of Foothill as Guarantor's attorney, and each and every one of

Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit under the Loan Agreement is terminated.

                2.6. RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during regular business hours to inspect Guarantor's Books and to check, test, and appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

            3. REPRESENTATIONS AND WARRANTIES.

            Guarantor represents and warrants as follows:

                3.1. NO PRIOR ENCUMBRANCES. Guarantor has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Permitted Liens.

                3.2. PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Guarantor is at the address indicated in the first paragraph of this Agreement and all other locations at which Guarantor has a place of business are set forth on Schedule 6.12 of the Loan Agreement. Guarantor's FEIN is 88-0201135.

                3.3. [INTENTIONALLY OMITTED].

                3.4. LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12 of the Loan Agreement or otherwise permitted by
Section 6.12 of the Loan Agreement.

                3.5. INVENTORY RECORDS. Guarantor now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Guarantor's cost therefor.

                3.6. DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Guarantor is a Nevada corporation, and it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of Nevada and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Guarantor or on the value of the Collateral.

                3.7. DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of this Agreement, the Guaranty, and any other Loan Document to which Guarantor is a party are within Guarantor's corporate powers, have been duly authorized, and are not in conflict with nor, constitute a breach of any provision contained in Guarantor's Articles or Certificate of Incorporation, By-laws, or any partnership or trust agreement pertaining to Guarantor, nor will they constitute an event of default under any material agreement to which Guarantor is now or may hereafter become a party.

                3.8. LITIGATION. There are no actions or proceedings pending by or against Guarantor before any court or administrative agency and Guarantor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Guarantor, except for: (a) ongoing collection matters in which Guarantor is the plaintiff; (b) matters disclosed on Schedule 5.10 of the Loan Agreement; (c) matters arising after the date hereof that, if decided adversely to Guarantor, would not materially impair the prospect of repayment of the Secured Obligations or materially impair the value or priority of Foothill's security interests in the Collateral; and (d) matters existing as of the Closing Date that are covered under Guarantor's insurance policies.

                3.9. SOLVENCY. Guarantor is Solvent. No transfer of property is being made by Guarantor and no obligation is being incurred by Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Guarantor.

                3.10. RELIANCE BY FOOTHILL; CUMULATIVE. The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Foothill and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Guarantor shall now or hereinafter give, or cause to be given, to Foothill.

            4. AFFIRMATIVE COVENANTS.

            Guarantor covenants and agrees that, until payment in full of the Secured Obligations, Guarantor shall do all of the following:

                4.1. SCHEDULES OF ACCOUNTS. With such regularity as Foothill shall reasonably require, provide Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Guarantor's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

                4.2. TAX RETURNS. Deliver to Foothill copies of each of Guarantor's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

                4.3. [INTENTIONALLY OMITTED]

                4.4. TITLE TO EQUIPMENT. Upon Foothill's request, deliver to Foothill, properly endorsed, any and all certificates of title to any items of Equipment.

                4.5. MAINTENANCE OF EQUIPMENT. Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Guarantor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property other than the Real Property Collateral, and the Equipment is now and shall at all times remain personal property.

                4.6. TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Guarantor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of any such assessment or tax shall be the subject of a Permitted Protest. Guarantor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on reasonable demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto except to the extent that the validity of any such assessment or tax shall be the subject of a Permitted Protest. Guarantor will make timely payment or deposit of all payroll tax payments and withholding taxes required of it by applicable laws (including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes), and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Guarantor has made such payments or deposits, except to the extent that the validity of any such taxes shall be the subject of a Permitted Protest.

                4.7. INSURANCE.

                    (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other Persons engaged in the same or similar businesses within the State of Nevada. Guarantor also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation, in each case, to the extent and in such amounts as ordinarily are insured against by other Persons engaged in the same or similar business within the State of Nevada.

                    (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as a loss payee thereof as its interest may appear, shall contain a waiver of warranties, and shall specify that the insurer must give at least thirty (30) days prior written notice to Foothill before canceling its policy for any reason. Guarantor shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Secured Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Guarantor under stage payment terms reasonably satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of and during the continuation of an Event of Default under Section
8.1 of the Loan Agreement, Foothill shall have the right to apply all prepaid premiums to the payment of the Secured Obligations in such order or form as Foothill shall determine.

            5. NEGATIVE COVENANTS.

            Guarantor covenants and agrees that until payment in full of the Secured Obligations, it will not do any of the following without Foothill's prior written consent:

                5.1. LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original indebtedness is refinanced under
Section 7.1(d) of the Loan Agreement and so long as the replacement liens secure only those assets or property that secured the original indebtedness).

                5.2. RESTRICTIONS ON FUNDAMENTAL CHANGES. (a) Enter into any agreement for the acquisition, merger, or consolidation of Guarantor unless, in each case, Guarantor is the surviving Person thereof, (b) enter into any reorganization, or recapitalization, (c) reclassify its capital stock, (d) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or (e) convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired.

                5.3. EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Guarantor's business.

                5.4. CHANGE NAME. Change Guarantor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name, except that Guarantor may do so upon at least 30 days prior written notice to Foothill of such change and so long as, at the time of such written notification, Guarantor signs any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in the Collateral.

                5.5. GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Guarantor or which are transmitted or turned over to Foothill and except for the guarantee of the payment and performance of the Secured Obligations.

                5.6. NATURE OF BUSINESS; FISCAL YEAR. Make any change in the principal nature of Guarantor's business.

                5.7. TRANSACTIONS WITH AFFILIATES. Guarantor will not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Guarantor except for transactions which are in the ordinary course of Guarantor's business, upon fair and reasonable terms, and no less favorable to Guarantor than would be obtained in arm's length transaction with a non-Affiliate.

                5.8. SUSPENSION. Suspend or go out of business.

                5.9. CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

            6. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                6.1. The occurrence of an Event of Default (as defined in the Loan Agreement);

                6.2. If (a) Guarantor fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 4.1 or 4.4 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, (b) Guarantor fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 4.2, 4.5, or 4.6 hereof and such failure or neglect is not cured within 15 days after the sooner to occur of Guarantor's receipt of notice of such breach from Foothill or the date on which such breach first becomes known to any officer of Guarantor, or (c) Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in any Section of this Agreement or the other Loan Documents (other than a Section that is expressly provided for elsewhere in this Section 6);

                6.3. If there is a material impairment of the prospect of repayment of any portion of the Secured Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral, and such material impairment continues for a period of 15 days after the date on which an officer of Guarantor has actual knowledge thereof or has received notice thereof;

                6.4. If (a) a notice of lien, levy, or assessment is filed of record with respect to any of Guarantor's properties or assets by the United States, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Guarantor's assets and the same is not paid prior to delinquency; or (b) one or more notices of Lien, levy, or assessment in the amount of $250,000, or more, in the aggregate are filed of record with respect to any of Guarantor's assets by any state, county, municipal, or other non-federal Governmental Authority and the same are not paid or bonded against before the earlier of 30 days after the date it first arises or 5 days prior to the date when such asset is subject to being forfeited by Guarantor;

                6.5. If one or more judgments or other claims involving an aggregate amount of $250,000, or more, in excess of the amount covered by insurance becomes a Lien or encumbrance upon any of Guarantor's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after an officer of Guarantor obtains knowledge thereof or 5 days prior to the date on which any such asset is subject to being forfeited by Guarantor;

                6.6. If there is a default in any material agreement to which Guarantor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Guarantor's obligations thereunder;

                6.7. If Guarantor makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Secured Obligations, except to the extent such payment is permitted by the terms hereof and by the subordination provisions applicable to such indebtedness; and

                6.8. If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by an officer of Guarantor.

                7. FOOTHILL'S RIGHTS AND REMEDIES.

                    7.1. RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default and subject to applicable Gaming Laws, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Foothill as provided hereafter, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Guarantor:

                    (a) Proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against Borrower, or against any security or collateral for the Secured Obligations.

                    (b) Without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (i) any indebtedness due or to become due from Foothill to the Guarantor and (ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of Foothill.

                    (c) May exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity.

                    (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith (other than such Foothill Expenses that previously had been debited from the Loan Account);

                    (e) Cause Guarantor to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Guarantor or in Guarantor's possession and conspicuously label said returned Inventory as the property of Foothill;

                    (f) Without notice or demand, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral. Guarantor agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Guarantor authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Foothill's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Guarantor's owned premises, Guarantor hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                    (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Guarantor's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                    (h) Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Foothill shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Guarantor, which right or equity is hereby waived or released to the extent permitted by law;

                    (i) By an instrument in writing, appoint a receiver (which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

                    (j) Require Guarantor to establish a lockbox or other restricted account satisfactory to Foothill for the collection of Accounts of Debtor, General Intangibles, or Negotiable Collateral;

                    (k) Notify customers or Account Debtors of Guarantor that the Accounts of Guarantor, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein;

                    (l) Collect the Accounts of Debtor, General Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Foothill Expenses; but, unless and until Foothill does so or gives Guarantor other written instructions, Guarantor shall collect all Accounts of Guarantor, General Intangibles, and Negotiable Collateral for Foothill, receive in trust all payments thereon as Foothill's trustee, and immediately deliver said payments to Foothill in their original form as received from such Account Debtor;

                    (m) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Guarantor up to the maximum amount, if any, of Guarantor's liability under the Guaranty. Any excess will promptly be returned to Guarantor, without interest and subject to the rights of third parties, by Foothill.

Except as required by law or as expressly provided for herein or the other Loan Documents, Foothill may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Guarantor or any other person.

Anything to the contrary contained herein or in any other Loan Document notwithstanding, all right, remedies, and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of applicable Gaming Laws and all provisions of this Agreement relative to the Collateral are intended to be subject to all mandatory provisions of the applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Foothill will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming Equipment regulated by applicable Gaming Laws (including any such sale or disposition of gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, gaming tokens, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the applicable Gaming Laws), "cashless wagering systems," (as such term or words of like import referring thereto are defined in the applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the applicable Gaming Laws).

                7.2. REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

            8. TAXES AND EXPENSES REGARDING THE COLLATERAL. If Guarantor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, in each case, as required under the terms of this Agreement (including giving effect to any right to a Permitted Protest), then, to the extent that Foothill determines that such failure, by Guarantor reasonably could be expected have a material adverse effect on Foothill's interests in the Collateral, in its discretion, Foothill may do any or all of the following: (a) upon not less than 2 Business Days prior written notice to Guarantor (unless exigent circumstances exist, in which case, such prior written notice may be dispensed with), make payment of the same or any part thereof; (b) without prior notice to Guarantor, set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) without prior notice to Guarantor, obtain and maintain insurance policies insuring Guarantor's ownership and use of the Collateral, and take any action with respect to such policies as Foothill deems prudent. Any amounts paid or deposited by Foothill shall constitute Foothill Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Loan Agreement, and shall be secured by the Collateral. Any payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Foothill shall use its best efforts to provide notice to Guarantor of any action taken by it under this Section 8.

            9. WAIVERS; INDEMNIFICATION.

                9.1. DEMAND; PROTEST; ETC. Except as expressly provided for herein or in any other Loan Document, Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees relating to the Secured Obligations or the Collateral at any time held by Foothill on which Guarantor may in any way be liable.

                9.2. FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Guarantor.

                9.3. INDEMNIFICATION. Guarantor agrees to defend, indemnify, save, and hold Foothill and its officers, employees, and agents (each, an "Indemnified Person") harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to transactions with Borrower or Guarantor, whether under this Agreement, the other Loan Documents or otherwise (collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Guarantor shall have no obligation to any Indemnified Person under this Section 9.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement.

            10. NOTICES. All notices and other communications hereunder to Foothill shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Loan Agreement.

            11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

            GUARANTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON

OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            12. DESTRUCTION OF GUARANTOR'S DOCUMENTS. All documents, schedules, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Guarantor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Guarantor's expense, for their return.

            13. GENERAL PROVISIONS.

                13.1. EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Guarantor and accepted and executed by Foothill.

                13.2. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Guarantor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Guarantor from its Secured Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Guarantor is required in connection with any such assignment; provided, however, that Guarantor's consent shall be required in the case of an assignment by Foothill (other than as part of a sale of all or any substantial portion of its loan portfolio) to a foreign bank if such assignment would subject Guarantor to increased taxes or other charges occasioned by the assignee's status as a foreign bank. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection therewith, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Guarantor or Guarantor's business. To the extent that Foothill assigns its rights and obligations to a third Person, Foothill thereafter shall be released from such assigned obligations to Guarantor and such assignment shall effect a novation between Guarantor and such third Person.

                13.3. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                13.4. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                13.5. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                13.6. AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Guarantor.

                13.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                13.8. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Secured Obligations by Guarantor or the transfer by Guarantor to Foothill of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                13.9. AGREEMENT TO BE BOUND BY LOAN AGREEMENT. By its execution and delivery of this Agreement Guarantor hereby agrees to be bound by each provision in the Loan Agreement relating to the Obligors or their assets with the same force and effect as though Guarantor were party to the Loan Agreement, mutatis mutandis.

                            [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.

                               THE SANDS REGENT,

                               a Nevada corporation

                               By  /s/ David R. Wood
                                   ---------------------------------------------
                               Its  Exec. V. P.
                                    --------------------------------------------
                               FOOTHILL CAPITAL CORPORATION,

                               a California corporation

                               By  /s/ Brian Duffy
                                   ---------------------------------------------
                               Its  Vice President
                                    --------------------------------------------

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of December 3, 1999, is entered into between The Sands Regent, a Nevada corporation ("Pledgor"), and Foothill Capital Corporation, a California corporation ("Secured Party"), with reference to the following:

         WHEREAS, Pledgor beneficially owns the specified number of shares identified as Pledged Shares in the Person identified as an Issuer on Schedule A attached hereto (or any addendum thereto);

         WHEREAS, Borrower (as defined below) and Secured Party are parties to that certain Loan and Security Agreement (the "Loan Agreement"), of even date herewith, pursuant to which Secured Party has agreed to make certain financial accommodations to Borrower;

         WHEREAS, to induce Secured Party to make the financial accommodations provided to Borrower pursuant to the Loan Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         (a) Definitions. All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. As used in this Agreement:

         "Agreement" shall have the meaning ascribed thereto in the preamble hereto.

         "Borrower" shall mean Zante, Inc., a Nevada corporation.

         "Chief Executive Office" shall mean where Pledgor is deemed located pursuant to Section 9103(3)(d) of the Code.

         "Collateral" shall mean the Pledged Shares, the Future Rights, and the Proceeds, collectively.

         "Future Rights" shall mean: (a) all shares of stock (other than Pledged Shares) of the Issuer, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, shares of stock of the Issuer; (b) to the extent of Pledgor's interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase shares of stock of any Person in which Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of Pledgor; and (c) the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

         "Gaming Laws" shall mean all laws pursuant to which any Gaming Authority possesses regulatory licensing or permit authority over gaming within any jurisdiction, including without limitation, in the State of Nevada, the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

         "Holder" and "Holders" shall have the meanings ascribed thereto in
Section 3 of this Agreement.

         "Issuer" shall mean the Person identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

         "Loan Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement.

         "Pledged Shares" shall mean all of the shares identified as Pledged Shares on Schedule A attached hereto (or any addendum thereto).

         "Pledgor" shall have the meaning ascribed thereto in the preamble to this Agreement.

         "Proceeds" shall mean all proceeds (including proceeds of proceeds) of the Pledged Shares and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Shares, Future Rights, or proceeds thereof (including any cash, stock, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuer and any claims against financial intermediaries under Article 8 of the Code or otherwise); (b) "proceeds," as such term is used in Section 9306 of the Code;
(c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Shares, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Shares, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Shares, Future Rights, or proceeds thereof.

         "Secured Obligations" shall mean all liabilities, obligations, or undertakings owing by Pledgor to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Loan Agreement, the Holdings Guaranty, the other Loan Documents, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including reasonable attorneys fees), and expenses which Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

         "Secured Party" shall have the meaning ascribed thereto in the preamble to this Agreement, together with its successors or assigns.

         "Securities Act" shall have the meaning ascribed thereto in Section 9(c) of this Agreement.

         (b) Construction.

             (i) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Loan Agreement, or any of the other Loan Documents.

             (ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

             (iii) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

2. PLEDGE.

             (a) As security for the prompt payment and performance of the Secured Obligations in full by Pledgor when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers, and assigns to Secured Party a security interest in all of Pledgor's right, title, and interest in and to the Collateral.

             (b) Notwithstanding anything to the contrary contained herein, Secured Party expressly acknowledges and agrees that the pledge of the Pledged Shares of Borrower to Secured Party, and any restrictions on the transfer of and agreements not to encumber such Pledged Shares set forth herein or in any other Loan Document, will require the prior approval of the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board in order to become effective. Upon obtaining such approval, the foregoing pledge of such Pledged Shares of Borrower automatically shall become effective without any further action by any Person. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Secured Party also expressly acknowledges and agrees that the exercise by Secured Party of its rights and remedies hereunder and of the voting and consensual rights afforded it under Section 4 hereof are subject to the mandatory provisions of the Gaming Laws and shall require the prior approval of the Gaming Authorities, including, without limitation, any separate prior approvals required in connection with the sale, transfer, or other disposition of the Pledged Shares.

3. DELIVERY AND REGISTRATION OF COLLATERAL.

             (a) Upon receipt of all applicable gaming approvals, all certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured Party or Secured Party's designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party hereby acknowledges that the applicable Gaming Laws of the State of Nevada require that the stock certificates or other instruments evidencing the Pledged Shares issued by Borrower be held and maintained at all times at a location within the State of Nevada designated to the Nevada State Gaming Control Board and be available for inspection by agents or employees of the Nevada State Gaming Control Board as promptly as possible upon request during normal business hours.

             (b) After the occurrence and during the continuance of an Event of Default, and upon receipt of all applicable gaming approvals, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of the Issuer (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, upon receipt of all applicable gaming approvals, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

             (c) If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Secured Party or Pledgor (a "Holder"), then Pledgor shall immediately, at Secured Party's option, either cause such Collateral to be delivered into Secured Party's possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Secured Party in such Collateral, including obtaining from such Holder a written acknowledgement that such Holder holds such Collateral for Secured Party, all pursuant to
Section 9115 of the Code or other applicable law governing the perfection of Secured Party's security interest in the Collateral in the possession of such Holder. Each such notification/instruction and acknowledgement shall be in form and substance satisfactory to Secured Party.

             (d) Any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by Pledgor, if and to the extent they are not prohibited by the Loan Agreement, may be retained by Pledgor in accordance with Section 4 and used in the ordinary course of Pledgor's business.

             (e) If at any time and from time to time any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party's security interest thereon to be perfected in accordance with applicable law.

4. VOTING RIGHTS AND DIVIDENDS.

             (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Collateral.

             (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and, subject to applicable Gaming Laws, all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

5. REPRESENTATIONS AND WARRANTIES. Pledgor represents, warrants as follows:

             (a) Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

             (b) All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects;

             (c) Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Shares and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party (other than Permitted Liens);

             (d) This Agreement, and either (i) the delivery to Secured Party of the Pledged Shares representing Collateral, (ii) the delivery of the Pledged Shares representing Collateral to a bailee that has acknowledged that it is holding such Pledged Shares for the benefit of Secured Party, or (iii) the delivery to all Holders of the Pledged Shares representing Collateral of the notification/instruction referred to in Section 3 of this Agreement, creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Shares in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

             (e) Schedule A to this Agreement is true and correct and complete in all material respects; without limiting the generality of the foregoing: (i) all the Pledged Shares are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and (ii) the Pledged Shares as to the Issuer constitute at least the percentage of all the fully diluted issued and outstanding shares of stock of the Issuer as set forth in Schedule A to this Agreement;

             (f) There are no presently existing Future Rights or Proceeds owned by Pledgor, except as set forth in Schedule C hereto;

             (g) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

             (h) Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6. FURTHER ASSURANCES.

             (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party reasonably may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (ii) allow inspection of the Collateral by Secured Party or Persons designated by Secured Party upon reasonable prior notice during regular business hours; and (iii) appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in the Collateral.

             (b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. In the event that Secured Party exercises any of its rights under this Section 6(b), Secured Party shall endeavor to provide Pledgor with copies of any such filings.

             (c) Pledgor will furnish to Secured Party, upon the reasonable request of Secured Party: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request.

7. COVENANTS OF PLEDGOR. Pledgor shall:

             (a) Perform each and every covenant in the Loan Documents applicable to Pledgor;

             (b) At all times keep at least one complete set of its records concerning substantially all of the Collateral at its Chief Executive Office as set forth in Schedule B hereto, and not change the location of its Chief Executive Office or such records without giving Secured Party at least thirty
(30) days prior written notice thereof;

             (c) To the extent it may lawfully do so, use its best efforts to prevent the Issuer from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Loan Agreement to be paid by the Issuer to Pledgor; and

             (d) Upon receipt by Pledgor of any material notice, report, or other communication from the Issuer or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

             (e) Use its best efforts to obtain all recommendations of the Nevada State Gaming Control Board and approvals of the Nevada Gaming Commission that are required for the pledge of or any negative pledge on the stock of Borrower; provided, however, that such best efforts need not include the obligation to expend money, other than in connection with customary procedures for obtaining such recommendations or approvals.

8. SECURED PARTY AS PLEDGOR'S ATTORNEY-IN-FACT.

             (a) Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party's discretion, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) after the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) after the occurrence and during the continuance of an Event of Default, to arrange for the transfer of the Collateral on the books of the Issuer or any other Person to the name of Secured Party or to the name of Secured Party's nominee.

             (b) In addition to the designation of Secured Party as Pledgor's attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Secured Party as Pledgor's agent and attorney-in-fact, upon the occurrence and during the continuance of an Event of Default, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Issuer engages in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce Secured Party's rights hereunder.

             9. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, but subject to applicable Gaming Laws:

             (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) calendar days notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

             (b) Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the City of Los Angeles, California in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

             (c) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

             (d) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

                 (i) use its reasonable best efforts to execute and deliver, and cause the Issuer and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                 (ii) use its reasonable best efforts to qualify the Collateral under the state securities laws or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

                 (iii) cause the Issuer to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

                 (iv) execute and deliver, or cause the officers and directors of the Issuer to execute and deliver, to any person, entity or governmental authority as Secured Party may reasonably choose, any and all documents and writings which, in Secured Party's reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Issuer engages in business, in order to transfer or to more effectively transfer the Pledged Shares or otherwise enforce Secured Party's rights hereunder; and

                 (v) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

             (e) PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY
LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION OR AS EXPRESSLY REQUIRED BY ANY OTHER LOAN DOCUMENT, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

Anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, Secured Party acknowledges and agrees that any foreclosure or transfer of the possessory security interest in the capital Stock of a Person that is licensed or registered under the Gaming Laws of the State of Nevada (except a transfer back to the record owner of such capital Stock), and any resort to the capital Stock or other enforcement of the security interest therein, shall require the prior approval of the applicable Gaming Authority and the licensing of the Secured Party by the applicable Gaming Authority, unless such licensing requirement is waived by such Gaming Authority upon application of the Secured Party.

10. APPLICATION OF PROCEEDS. After the occurrence and during the continuance of an Event of Default, any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in
Section 9 shall be applied from time to time by Secured Party as provided in the Loan Agreement.

11. DUTIES OF SECURED PARTY. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9207 of the Code, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

12. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE

COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF PLEDGOR AND SECURED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.

13. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

14. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered in the manner set forth in the Loan Agreement.

15. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (ii) be binding upon Pledgor and its successors and assigns; and (iii) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party.

16. SECURITY INTEREST ABSOLUTE. To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

             (a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

             (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

             (c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

             (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

To the maximum extent permitted by law, Pledgor hereby waives any right to require Secured Party to: (A) proceed against or exhaust any security hypothecated by Pledgor to Secured Party; or (B) pursue any other remedy in Secured Party's power whatsoever.

17. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

18. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

20. WAIVER OF MARSHALING. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral, Secured Party: (i) is under no obligation to marshal any Collateral; (ii) may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner it so elects to the extent permitted under the Loan Documents and applicable law. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

21. WAIVER OF JURY TRIAL.

             PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                            [Signature page follows]

             IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.



                                          FOOTHILL CAPITAL CORPORATION,
                                          a California corporation


                                          By /s/ BRIAN DUFFY
                                             -------------------------------
                                          Title: Vice President
                                                 ---------------------------


                                          THE SANDS REGENT,
                                          a Nevada corporation


                                          By  /s/ DAVID R. WOOD
                                              ------------------------------
                                          Title:  Exec. V. P.
                                                  --------------------------

                                   SCHEDULE A

                                       TO

                             STOCK PLEDGE AGREEMENT

                 Pledgor: The Sands Regent, a Nevada corporation

                                 Pledged Shares




                                                                   Former Name, if any,
                                                 Certificate      in which Certificate      Pledgor's Percentage    Jurisdiction of
Issuer        Number of Shares       Class        Number(s)              Issued                  Ownership           Incorporation
------        ----------------       -----        ----------      --------------------      --------------------    ---------------
Zante, Inc.       12,659            Common           37                    n/a                      100%                 Nevada

                                   SCHEDULE B

                                       TO

                             STOCK PLEDGE AGREEMENT



         Pledgor: THE SANDS REGENT, a Nevada corporation

         Address of Chief Executive Office:


                            345 N. Arlington Avenue
                            Reno, Nevada 89501

                                   SCHEDULE C

                                       TO

                             STOCK PLEDGE AGREEMENT

                   Existing Future Rights and Proceeds: None.




                                      C-1